UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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BANKUNITED, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
14817 Oak Lane
Miami Lakes, FL 33016

April [ ], 2016
Dear Fellow Stockholders:
We cordially invite you to attend BankUnited, Inc.'s 2016 Annual Meeting of Stockholders. The meeting will be held on May 18, 2016, at 10:00 a.m., Eastern Time, at the BankUnited Corporate Center, Building 3, Social Events Room, 7815 NW 148th Street, Miami Lakes, Florida 33016.
As described in more detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the purpose of the meeting is:

1.
To elect ten directors identified in the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of stockholders or until that person's successor is duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016;

3.
To approve an amendment to the Amended and Restated Certificate of Incorporation of BankUnited, Inc. to provide for the removal of directors with or without cause and to eliminate Article Thirteenth and other references to the Company’s initial equity sponsors that are no longer applicable;

4.	To consider and vote upon a stockholder proposal regarding majority voting in uncontested elections of directors; and
to transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Details regarding admission to the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement. Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy so that as many shares as possible may be represented at the meeting. Your proxy is revocable and will not affect your right to vote in person at the meeting if you choose to attend.
Thank you for your support of BankUnited, Inc.
Sincerely,
John A. Kanas
Chairman, President and Chief Executive Officer

14817 Oak Lane
Miami Lakes, FL 33016
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Eastern Time, on May 18, 2016

Place	The BankUnited Corporate Center Building 3, Social Events Room 7815 NW 148th Street Miami Lakes, FL 33016

Items of Business
Proposal No. 1:  To elect ten directors identified in the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of stockholders or until that person's successor is duly elected and qualified.

Proposal No. 2:  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016.

Proposal No. 3:  To approve an amendment to the Amended and Restated Certificate of Incorporation of BankUnited, Inc. to provide for the removal of directors with or without cause and to eliminate Article Thirteenth and other references to the Company’s initial equity sponsors that are no longer applicable.

Proposal No. 4: To consider and vote upon a stockholder proposal regarding majority voting in uncontested elections of directors.

To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof if you were a stockholder of record at the close of business on March 18, 2016.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the attached Proxy Statement and submit your proxy or voting instructions as soon as possible. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting, if available. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 18, 2016. BankUnited, Inc.'s Proxy Statement and 2015 Annual Report to Stockholders are available at:
http://ir.bankunited.com.

By Order of the Board of Directors,

[DATE]	Susan W. Greenfield
Miami, Florida	Corporate Secretary

i

ii

14817 Oak Lane
Miami Lakes, FL 33016
PROXY STATEMENT
The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders to be held on Wednesday, May 18, 2016, at 10:00 a.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be held at the BankUnited Corporate Center, Building 3, Social Events Room, 7815 NW 148th Street, Miami Lakes, Florida 33016. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Stockholders and the 2015 Annual Report to Stockholders (the "Annual Report") were first mailed on or about April [DATE], 2016, to stockholders of record as of March 18, 2016 (the "Record Date").
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Q:    Why am I receiving these materials?

A:
We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of BankUnited, Inc., of proxies to be voted at the Company's Annual Meeting. You are receiving this Proxy Statement because you were a BankUnited, Inc. stockholder as of the close of business on the Record Date. This Proxy Statement provides notice of the Annual Meeting, describes the three proposals presented for stockholder action and includes information required to be disclosed to stockholders.

Q:    How do I get electronic access to the proxy materials?

A:
This Proxy Statement and the Company's Annual Report to Stockholders are available on our website at http://ir.bankunited.com. If you are a stockholder of record, you may elect to receive future annual reports or proxy statements electronically by registering your email address at www.proxyvote.com. If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials. An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Stockholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the stockholder.

Q:    What proposals will be voted on at the Annual Meeting?

A:	There are four proposals scheduled to be voted on at the Annual Meeting:

•
To elect ten directors identified in this Proxy Statement to the Board of Directors to serve until the next annual meeting of stockholders or until that person's successor is duly elected and qualified;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016;

•
To approve an amendment to the Amended and Restated Certificate of Incorporation of BankUnited, Inc., as amended, to provide for the removal of directors with or without cause and to eliminate Article Thirteenth and other references to the Company’s initial equity sponsors that are no longer applicable; and

•	To hold an advisory vote on a stockholder proposal regarding majority voting in uncontested director elections.
Q:    What is the Board of Directors' voting recommendation?
A:    The Company's Board of Directors recommends that you vote your shares:

•	"FOR" each of the nominees to the Board of Directors;

•	"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016; and

•
"FOR" the approval of an amendment to the Amended and Restated Certificate of Incorporation of BankUnited, Inc. to provide for the removal of directors with or without cause and to eliminate Article Thirteenth and other references to the Company’s initial equity sponsors that are no longer applicable.

•	Our Board of Directors makes no recommendation on the stockholder proposal regarding majority voting in uncontested elections of directors.
Q:    Who is entitled to vote?

A:
All shares owned by you as of the close of business on March 18, 2016 (the "Record Date"), may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are:

•	held directly in your name as the stockholder of record; and

•	held for you as the beneficial owner through a broker, bank or other nominee.
On the Record Date, BankUnited, Inc. had approximately 104,154,464 shares of common stock issued and outstanding.
Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of BankUnited, Inc. or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual Meeting?"
Beneficial Owner. If your shares are held in an account by a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.
Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy.

You may vote by proxy over the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual Meeting?"
Q:    How can I vote my shares in person at the Annual Meeting?

A:
Stockholder of Record. Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of identification. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial Owner. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.
Q:    What must I do if I want to attend the Annual Meeting in person?

A:
Attendance at the Annual Meeting is limited to individuals who were stockholders as of the Record Date, and admission will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. Eastern Time. Each stockholder will be asked to present proof of identification, such as a driver's license or passport, prior to admission to the Annual Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the Record Date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Q:    How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold your shares directly as the stockholder of record or beneficially own your shares in street name, you may direct your vote without attending the Annual Meeting by voting in one of the following manners:

•
Internet. Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;

•	Telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or

•	Mail. Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.
If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for stockholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 17, 2016.
Q:    What is the quorum requirement for the Annual Meeting?

A:
A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote thereat are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Q:    What happens if I do not give specific voting instructions?

A:
Stockholder of Record. If you are a stockholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.
Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome on non-routine matters other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated for proposals that require the approval of a majority of the shares represented at the meeting and entitled to vote on the proposal. However, because approval of the amendment to the Amended and Restated Certificate of Incorporation of BankUnited, Inc. to provide for the removal of directors with or without cause and to eliminate Article Thirteenth and other references to the Company’s initial equity sponsors that are no longer applicable requires the affirmative vote of a majority of the outstanding shares of common stock of the Company, broker non-votes will have the same effect as negative votes against this proposal.
Q:    Which proposals are considered "routine" or "non-routine"?

A:
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

The election of directors (Proposal No. 1, the approval of an amendment to the Amended and Restated Certificate of Incorporation to provide for the removal of directors with or without cause and to eliminate Article Thirteenth and other references to the Company’s initial equity sponsors that are no longer applicable (Proposal No. 3) and the stockholder proposal regarding majority voting (Proposal No. 4) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal Nos. 1, 3 and 4.
Q:    What is the voting requirement to approve each of the proposals?

A:
Proposal 1: Ten directors have been nominated for election at the Annual Meeting. Each director will be elected by a plurality of the votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy. This means that the ten nominees who receive the largest number of "FOR" votes cast will be elected as directors. Stockholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes will have no effect on this proposal.

Proposal 2: The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter.

Proposal 3: The approval of an amendment to the Amended and Restated Certificate of Incorporation of BankUnited, Inc., as amended, to provide for the removal of directors with or without cause and to eliminate Article Thirteenth and other references to the Company’s initial equity sponsors that are no longer applicable requires the affirmative vote of a majority of the outstanding shares of common stock of BankUnited, Inc. Abstentions and broker non-votes will have the effect of a vote against approval of the amendment to the Amended and Restated Certificate of Incorporation of BankUnited, Inc.
Proposal 4: The approval of the stockholder proposal regarding majority voting requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote against the proposal.
Q:    What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Q:    Who will count the vote?

A:	A representative of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes and act as the inspector of election.
Q:    Can I revoke my proxy or change my vote?

A:	Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

•	providing written notice to the corporate secretary of the Company;

•	delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or

•	attending the Annual Meeting and voting in person.
Please note that your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request. Shares held in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.
Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:
The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of BankUnited, Inc.'s common stock for their expenses in forwarding solicitation material to such beneficial owners. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated approximate cost of $10,000 plus reasonable out-of-pocket expenses. Stockholders can contact Innisfree M&A Incorporated at 888-750-5834 to answer any questions they may have regarding voting.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
The Company has adopted a procedure called "householding," which the Securities and Exchange Commission (the "SEC") has approved. Under this procedure, we deliver a single copy of this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces the Company's printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement and the Annual Report will be promptly delivered to any stockholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, or to receive a separate copy of our proxy materials in the future, stockholders may write or call the Company at the following address and telephone number:
BankUnited, Inc.
Attn: Investor Relations
14817 Oak Lane
Miami Lakes, FL 33016
(305) 231-6400
Stockholders who hold shares in street name (as described above) may contact their broker, bank or other nominee to request information about householding. Stockholders sharing an address can request delivery of a single copy of our proxy materials if they are currently receiving multiple copies by following the same procedures outlined above.
Q:    How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?

A:
Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, are available to stockholders free of charge on BankUnited, Inc.'s website at http://ir.bankunited.com or by writing to BankUnited, Inc., Investor Relations, 14817 Oak Lane, Miami Lakes, FL 33016. The Company's 2015 Annual Report on Form 10-K accompanies this Proxy Statement.

Q:    Where can I find the voting results of the Annual Meeting?

A:
BankUnited, Inc. will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.

PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. STOCKHOLDERS
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Directors Elected Annually
Our Board of Directors is currently comprised of ten members. The size of the Board of Directors may be fixed from time to time exclusively by our Board of Directors as provided in our Certificate of Incorporation. BankUnited, Inc.'s directors are elected each year by the stockholders at the Company's annual meeting of stockholders. We do not have a staggered or classified board. Ten directors will be elected at this year's Annual Meeting. Each director's term will last until the 2017 annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.
Directors of BankUnited, Inc. have historically also served as directors of its wholly-owned subsidiary BankUnited, N.A. (the "Bank").
Each director will be elected by a plurality of the votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy.
Board Nominations
Board candidates are selected based on various criteria including their character and reputation, relevant business experience and acumen and relevant educational background. The Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for Board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of stockholders.
Information Regarding the Nominees for Election to the Board of Directors
Qualifications
In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into consideration the Company's Corporate Governance Guidelines and all other factors deemed appropriate by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's determination is made based primarily on the following criteria: (i) a candidate's special skills, expertise and background that would enhance or complement the mix of the existing directors, (ii) a candidate's reputation and prominence in his or her business, professional activities or community, including a well-known reputation for addressing important issues that the Company may face, (iii) a candidate's commitment to high ethical business standards and integrity and (iv) a candidate's time commitment and willingness to fully participate in the Board's affairs and perform his or her duties to the highest standards. For more information about the nominating process, see "Board of Directors, Executive Officers and Corporate Governance—Director Nominating Process and Diversity."
Biographical Information
Set forth below is biographical information concerning each nominee who is standing for election at the Annual Meeting. Following the biographical information for each nominee is a description of such nominee's specific experience, qualifications, attributes and skills that the Nominating and Corporate Governance Committee and the Board of Directors considered in determining whether to recommend the nominee for election to the Board of Directors. In addition to the information presented below, the Company believes that a board comprised of its nominees constitutes a board with a reputation for integrity, strong business acumen and the exercise of sound judgment; a board that is strong in its collective knowledge and leadership abilities; and a board that has a diversity of viewpoints and backgrounds. The ages of the nominees are as of the date of the Annual Meeting.
John A. Kanas, 69, has served on our Board and as our Chairman, President and Chief Executive Officer since our inception in May 2009. Mr. Kanas served as the Chairman of our Executive Committee up until the time the Committee was eliminated in February 2012 as part of the Company's conversion to a bank holding company. Prior to joining the Company, Mr. Kanas was President and Chief Executive Officer of North Fork Bancorporation, Inc. from 1977 until its acquisition by Capital One Financial Corporation in December 2006. He also served as Chairman of North Fork from 1986 to 2006. In December 2006, he became President of Capital One's banking segment, which included North Fork, the former Hibernia Bank in Louisiana and Texas and Capital One Direct Bank in Richmond, Virginia. Mr. Kanas retired from that position in August 2007. Between August 2007 and May 2009, Mr. Kanas was an independent consultant. Mr. Kanas holds a B.A. from Long Island University. He is a past president of the New York State Bankers Association. Mr. Kanas was also a member of the NYSE Listed Company Advisory Committee and is currently a member of the board of trustees of Weill Cornell Medical College. In 2005, Mr. Kanas was recognized by "Institutional Investor" as the best regional bank CEO in America. In 2007, Mr. Kanas received the Woodrow Wilson Award for Corporate Citizenship and was also conferred an Honorary Doctorate of Humane Letters from Dowling College. In 2012, Mr. Kanas was conferred an Honorary Doctorate of Sciences from Gordon College. Mr. Kanas' qualifications to serve on our Board include his 36-year career at North Fork, his extensive experience in the banking industry and his long-standing relationships within the business, political and charitable communities.
Rajinder P. Singh, 45, has served on our Board since July 2013 and is currently our Chief Operating Officer, and one of the founding organizers of our Company. Mr. Singh has been our Chief Operating Officer since October 2010, and prior to that, he served as our Head of Mortgage Banking and Corporate Development since May 2009. Mr. Singh also served as Corporate Secretary of the Company from May 2009 to June 2013. From April 2008 to May 2009, Mr. Singh led the financial services practice of WL Ross & Co., a private equity firm and one of the original investors in the Company. From December 2006 through April 2008, Mr. Singh served as Executive Vice President for Capital One's banking segment which includes retail, small business and commercial banking businesses in New York, New Jersey, Connecticut, Louisiana and Texas and a national direct deposit gathering franchise. Mr. Singh was a member of Capital One's Bank Leadership Team and chaired the Deposit Pricing Committee. He also served on Capital One's ALCO and brand board. Previously, Mr. Singh served as Head of Corporate Development and Strategy for North Fork from February 2005 to December 2006. During his tenure, North Fork was acquired by Capital One for $13.2 billion. Prior to joining North Fork in February 2005, Mr. Singh spent nine years at FleetBoston Financial Corporation and last served as Managing Director of Corporate Development and Strategy. Mr. Singh earned his M.B.A. from Carnegie Mellon University in Pittsburgh and his B.S. in chemical engineering from the Indian Institute of Technology in New Delhi. Mr. Singh's qualifications to serve on our Board include his banking experience and his understanding of regulatory and corporate governance matters.
Tere Blanca, 55, has served on our Board since September 2013. Ms. Blanca is the founder, president and chief executive officer of Blanca Commercial Real Estate, Inc., a leading Miami-based commercial property real estate advisory services and brokerage firm. Ms. Blanca has more than 25 years of experience in the South Florida real estate sector. Prior to launching Blanca Commercial Real Estate in March 2009, she served as senior managing director for Cushman & Wakefield of Florida, Inc., where she led the firm's South Florida operations. Ms. Blanca is a past chair of The Beacon Council, chair of the board of directors of City Year Miami, a member of the University of Miami's President's Council, School of Business Real Estate Advisory Board, and Alumni Association Board, a member of Strategic Forum and the World Presidents' Organization Miami-Ft. Lauderdale Chapter, and an associate member of the Young Presidents' Organization. She also is a member of Commercial Real Estate Women, a member of the National Association of Industrial and Office Properties South Florida Chapter and a trustee member of the Greater Miami Chamber of Commerce. Ms. Blanca has earned several honors, including being named among the 2013 "Top 25 Women in Real Estate" by Commercial Property Executive, 2013 "Women of Influence: Legends" and 2010 "Women of Influence" by Real Estate Forum, 2010 "Top Dealmakers of the Year" by the Daily Business Review, 2009 "Most Influential Business Women" by the

South Florida Business Journal, 2008 Camacol's "Successful Hispanic Women of the Year" and 2007 "Ultimate CEOs" by the South Florida Business Journal. Ms. Blanca earned a B.B.A with a concentration in international marketing and finance and an M.B.A. from the University of Miami. Ms. Blanca's qualifications to serve on our Board include her leadership and management experience as well as her relationships in the business community.
Eugene F. DeMark, 68, has served on our Board since September 2010. From June 1969 until his retirement in October 2009, Mr. DeMark worked for KPMG LLP, a global professional services firm. Mr. DeMark served as the Advisory Northeast Area Managing Partner at KPMG LLP from October 2005 until his retirement. Since his retirement, Mr. DeMark has been an independent consultant. From January 2010 until he joined our Board in September 2010, Mr. DeMark advised our Audit and Compensation Committees. In January 2012, Mr. DeMark joined the board of directors and audit committee of 1-800-FLOWERS.COM, Inc., a national floral and thoughtful gifting company. In December 2013, Mr. DeMark became chairman of its audit committee. In October 2015, Mr. DeMark joined the board of directors of Madison Square Garden Networks and became a member of the compensation committee and chairman of the audit committee. Madison Square Garden Networks provides the platforms for regional sports and entertainment networks including the New York Knicks, New York Rangers and the New York Islanders. Between 1988 and 2001, Mr. DeMark had been the Northeast Area Managing Partner of the Information, Communications and Entertainment Practice and the Managing Partner of KPMG's Long Island Office. During his career at KPMG, Mr. DeMark had responsibilities to lead a number of specialized practices in Banking, High Technology, Media and Entertainment and Aerospace and Defense. He joined KPMG in 1969 and was elected to its partnership in 1979. On special assignments, he worked on the research staff of the Commission on Auditor's Responsibilities, the predecessor to the Treadway Commission, formed to assess increases in fraudulent financial reporting. Mr. DeMark also developed the firm's first study guide on SEC reporting. Mr. DeMark holds a B.B.A. degree from Hofstra University, is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants. Mr. DeMark has served as chairman of the Long Island Chapter of the National Multiple Sclerosis Society, president of the Nassau County council of the Boy Scouts of America and Northeast Regional board member of the National organization, president of the Nassau Chapter of the National Association of Accountants, Treasurer of the New Long Island Partnership and chairman of the Economic Development Task Force—Project Long Island. Mr. DeMark also was active in the United Way on Long Island and in New York, served on its board of directors and chaired the nominating committee. Mr. DeMark's qualifications to serve on our Board include his 40 years of financial experience at KPMG LLP, including 35 years in various positions in the firm's audit practice.
Michael J. Dowling, 66, has served on our Board since May 2013. Mr. Dowling is the President and Chief Executive Officer of Northwell Health, formerly North Shore-LIJ Health System, the largest integrated healthcare system in New York State and the nation's third-largest, non-profit secular health system with more than 6,600 beds and a total workforce of more than 61,000 employees. Northwell Health has 21 hospitals and more than 400 ambulatory locations. Prior to becoming President and CEO in 2002, Mr. Dowling was the health system's Executive Vice President and Chief Operating Officer. Before joining North Shore-LIJ in 1995, he was a senior vice president at Empire Blue Cross/Blue Shield. Mr. Dowling served in New York State government for 12 years, including seven years as State Director of Health, Education and Human Services and Deputy Secretary to the Governor. He was also Commissioner of the New York State Department of Social Services. Before his public service career, Mr. Dowling was a professor of Social Policy and Assistant Dean at the Fordham University Graduate School of Social Services and Director of the Fordham Campus in Westchester County. Mr. Dowling is a member of the Institute of Medicine of the National Academies and Chairman of the North American Board of the Smurfit School of Business at University College, Dublin, Ireland. He also serves as a board member of the Institute for Healthcare Improvement (IHI) and board member and Fellow of the New York Academy of Medicine. He is also past Chairman and current board member of the National Center for Healthcare Leadership (NCHL), the Greater New York Hospital Association (GNYHA), the Healthcare Association of New York State (HANYS) and the League of Voluntary Hospitals of New York. Mr. Dowling grew up in Limerick, Ireland and earned his B.A. degree from University College Cork (UCC). He has an M.S.W. degree from Fordham University and honorary doctorates from Hofstra University and Dowling College. Mr. Dowling's qualifications to serve on our Board include his extensive background in leadership and management as well as his relationships within the business, political and charitable communities.
Douglas J. Pauls, 57, has served on our Board since May 2014. Mr. Pauls served as our Chief Financial Officer from September 2009 to February 2013. From March 2013 to December 2013, Mr. Pauls served as a senior advisor to the Company. In December 2013, Mr. Pauls joined the board of directors, risk committee and audit committee of Essent Group Ltd., and serves as Chairman of the Audit Committee of Essent Group. Between March 2009 and August 2009, Mr. Pauls was self-employed as a consultant. From April 2008 until February 2009, Mr. Pauls served as Executive Vice President of Finance for TD Bank, NA following TD Bank's acquisition of Commerce Bancorp, Inc. in March 2008. Mr. Pauls served as Chief Financial Officer of Commerce Bancorp from March 2002 until the acquisition by TD Bank in March 2008. Mr. Pauls was a member of the three person Office of the Chairman, responsible for overall management, policy making and strategic direction of Commerce Bancorp. From October 1995 to March 2002, Mr. Pauls served as the Chief Accounting Officer of Commerce Bancorp, its Senior Vice President from January 1999 to April 2006 and its Executive Vice President from April 2006 to April 2008. Earlier in his career, Mr. Pauls was a Senior Manager in the Audit Department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. Mr. Pauls received a B.A. in Economics magna cum laude from Dickinson College. Mr. Pauls currently serves on the board of trustees of Dickinson College and as a Member of the Committee on Finance, Budget and Audit, as well as the Campaign Steering Committee. Mr. Pauls' qualifications to serve on our Board include his extensive banking experience, including his previous service as our Chief Financial Officer, and his deep understanding of financial statements, regulation, compliance and corporate governance.
A. Gail Prudenti, 62, has served on our Board since August 2015. Judge Prudenti is the Executive Director of the Center for Children, Families and the Law at the Maurice A. Deane School of Law at Hofstra University, where she also serves as Special Advisor to the Dean. From December 2011 to July 2015, Judge Prudenti served as the Chief Administrative Judge of the Courts of New York State, where she supervised the administration and operation of the statewide court system. From 2002 until December 2011, Judge Prudenti served as the Presiding Justice of the Appellate Division for the Second Judicial Department in New York State. Judge Prudenti served as Associate Justice, Appellate Division for the Second Judicial Department from 2001 to 2002, and as Administrative Judge for the Tenth Judicial District (Suffolk County) from 1999 to 2001. Prior to her appointment as Administrative Judge, Judge Prudenti served as Surrogate of Suffolk County from 1995 to 2000. Judge Prudenti’s judicial career began in 1991 when she was elected to the New York State Supreme Court, where she served until 1995. In 1996, during her tenure as Surrogate, Judge Prudenti was also designated as an Acting Supreme Court Justice and received the additional responsibilities of presiding over a dedicated Guardianship Part. After six years as the Surrogate, Judge Prudenti was reelected to the Supreme Court bench. Judge Prudenti earned her law degree from the University of Aberdeen, in Scotland, which also awarded her an honorary Doctorate of Laws in 2004 and an honorary appointment as Professor in the School of Law. Judge Prudenti earned a Bachelor of Arts with honors from Marymount College of Fordham University. She is a member of the Advisory Panel of Judges of the New York State Lawyer Assistance Trust Program, a member of the Council of Chief Judges of the National Center for State Courts, a former chairperson of the Office of Court Administration’s Mental Health Curriculum Committee for Trial Judges, co-chair of the Chief Judge’s Task Force on Delay in the Courts, a member of the Chief Judge’s Commission on Public Access to Court Records, a former member of the Chief Administrative Judge’s Judicial Legislative Group and a member of the NYS Office of Court Administration’s Gender Bias and Anti-Discrimination Panel. In addition, the judge is a member of the Judicial Section of the American Bar Association, the former Presiding Member of the Judicial Section of the New York State Bar Association, a member of the New York State Trial Lawyers Association and the New York State Women’s Bar Association, a former co-chair of the Surrogate’s Court Committee of the Suffolk County Bar Association, a member of the Suffolk County Women’s Bar Association, and a member of the Board of Directors of the Suffolk County Columbian Lawyers Association. Judge Prudenti’s qualifications to serve on our board include her extensive legal experience as well as her leadership and relationships in the political and charitable communities.

Sanjiv Sobti, Ph.D., 54, has served on our Board since May 2014. Dr. Sobti has served at several preeminent Wall Street firms during a career spanning more than 25 years. Since 2007, Dr. Sobti has had an independent consulting business and has served as a senior advisor to Credit Suisse since 2008. In 2006 he co-founded FIRE Capital Fund Management Mauritius Private Limited, the manager for a private equity fund, and served as the Chairman of its Board of Directors until 2011. He continues to serve on the Board of Directors of several investee companies of FIRE Capital Fund. From 2001 through 2008, Dr. Sobti was a Senior Managing Director of Bear, Stearns & Co. Inc. where he was appointed to the President's Advisory Council and Fairness Opinion Committee. From 1999 to 2001, Dr. Sobti was a Managing Director at J.P. Morgan & Co. where he was recruited as head of Mergers and Acquisitions for Financial Institutions. Previously Dr. Sobti was with Lehman Brothers Inc. from 1989 to 1999 culminating in his serving as Managing Director and co-head of Mergers and Acquisitions for Financial Institutions. Earlier Dr. Sobti worked at Goldman, Sachs & Co. from 1986 through 1989. Dr. Sobti is co-Chair of the International Advisory Board of the University of Pennsylvania's Center for the Advanced Study of India. Dr. Sobti holds a B.A. from St. Stephen's College, University of Delhi, and an M.B.A. and Ph.D. in Finance from The Wharton School, University of Pennsylvania. Dr. Sobti's qualifications to serve on our Board include over 25 years of experience in serving as a corporate finance and mergers specialist advising the financial services industry, expertise in valuation analyses and capital markets transactions, experience in analyzing and evaluating various financial services businesses, and knowledge of complex financial instruments including asset-backed securities and derivatives.
A. Robert Towbin, 80, has served on our Board since April 2014. Mr. Towbin has served as Executive Vice President of Stephens, Inc. since 2003 and as Managing Director from October 2001 until 2003. Mr. Towbin served as a member of the board of directors of Globecomm Systems Inc. from 1997 until December 2013. From January 2000 to November 2001, he was Co-Chairman of C.E. Unterberg, Towbin, and from 1995 to 1999 was Senior Managing Director of that firm. From January 1994 to September 1995, Mr. Towbin was President and CEO of the Russian-American Enterprise Fund, a U.S. government-owned investment company with headquarters in Moscow and New York, and offices in Khabarovsk in the Russian far east. He was later Vice Chairman of its successor fund, The U.S. Russia Investment Fund. From January 1987 until January 1994, Mr. Towbin was co-head of Technology Investment Banking of Lehman Brothers, and from 1959 to 1987 was Vice Chairman and a Director of L.F. Rothschild, Unterberg, Towbin Holdings Inc. and its predecessor companies. Mr. Towbin received his B.A. from Dartmouth College in 1957. Mr. Towbin's qualifications to serve on our Board include his extensive background in leadership and management, as well as his public company and financial experience.
Lynne Wines, 61, has served on our board since August 2015.  From July 2011 to May 2014, Ms. Wines served as President and CEO of First Southern Bank of Boca Raton, Fla. and was responsible for all aspects of market and operations before its acquisition by Centerstate Bank in 2014. From January 2008 to June 2010, she served as President and CEO of CNL Bank, a $1.6 billion independent statewide commercial bank.  Ms. Wines served as President & CEO of Commercial Banking South Florida for Colonial Bank, N.A. from 2005 until 2007 following Colonial Bank’s acquisition of Union Bank of Florida. Ms. Wines served as President and Chief Executive Officer of Union Bank of Florida from May 1999 until the acquisition by Colonial Bank, N.A. in February 2005. From January 1986 to December 1988, Ms. Wines served as the Controller of Union Bank of Florida, its Senior Vice President and Chief Financial Officer from January 1989 to December 1993 and its Executive Vice President and Chief Operating Officer January 1994 to May 1999. Wines’ professional affiliations include a four-year term on the board of directors of the Florida Bankers Association, a member of Leadership Florida, International Women's Forum, Women's Corporate Directors, and past member of Broward Workshop. Ms. Wines has been a guest lecturer at Florida Atlantic University, Lynn University, and Nova Southeastern University's MBA programs. Civic involvement includes Chairperson of United Way of Broward County, Chair of 211-Broward, as well as leadership roles in several other non-profit organizations. Ms. Wines received a Bachelor of Science from Nova Southeastern University and is currently a 2016 Fellow in the Advanced Leadership Initiative at Harvard University. Ms. Wines qualifications to serve on our Board include her extensive banking experience and her deep understanding of financial statements, regulation and compliance.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" THE ELECTION OF THE FOREGOING TEN NOMINEES
TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Role of Board of Directors
The Company's business and affairs are managed under the direction of the Board of Directors, which is the Company's ultimate decision-making body, except with respect to those matters reserved to the Company's stockholders. The Board of Directors' mission is to maximize long-term stockholder value. The Board of Directors establishes the Company's overall corporate policies, evaluates the Company's CEO and the senior leadership team and acts as an advisor and counselor to senior management. The Board of Directors also oversees the Company's business strategy and planning, as well as the performance of management in executing the Company's business strategy, assessing and managing risks and managing the Company's day-to-day operations.
Director Independence
Under the NYSE listing standards, in order to consider a director independent, the Board of Directors must affirmatively determine that he or she has no material relationship with the Company. The standards specify the criteria for determining whether directors are independent and contain guidelines for directors and their immediate family members with respect to employment or affiliation with the Company or its independent registered public accounting firm. The Board of Directors also has adopted independence standards to assist it in making independence determinations. The Company's Director Independence Standards contain the formal director qualification and independence standards adopted by the Board of Directors, and are available as part of the Company's Corporate Governance Guidelines on the Company's website at http://ir.bankunited.com.
The Board of Directors determines annually whether a director is independent at the time the Board of Directors approves director nominations for inclusion in the Company's proxy statement and when a director joins the Board of Directors between annual meetings. Although the determination of whether a director is independent relies on the Board's subjective assessment of all of the relevant facts and circumstances, the Company's Director Independence Standards provide that a director will not qualify as independent if:

•
within the last three years, (i) the director has been an employee of the Company or an immediate family member of the director has been an executive officer of the Company; (ii) the director or an immediate family member of the director has received, during any twelve-month period, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service) and compensation received by a family member for service as a non-executive employee of the Company; (iii) the director or an immediate family member of the director was a partner or employee of the Company's independent registered public accounting firm and personally worked on the Company's audit within that time; and (iv) the director or an immediate family member of the director has been employed as an executive officer of a company in which a present executive officer of the Company at the same time served on the compensation committee of that company's board of directors;

•
the director is a current partner or employee of the Company's independent registered public accounting firm or an immediate family member of the director is a current partner of such firm or a current employee of such firm who personally works on the Company's audit; or

•
the director or an immediate family member of the director is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such company's consolidated gross revenue.

The Board undertook its annual review of director independence in March 2016. As a result of this review, the Board affirmatively determined that all of the directors and nominees are independent of the Company and its management under the corporate governance standards of the NYSE, with the exception of John A. Kanas, Rajinder P. Singh and Douglas J. Pauls. Messrs. Kanas and Singh are considered not independent because of their employment as senior executives of the Company. Mr. Pauls is considered not independent because of his previous employment as a senior executive of the Company within the last three years. In making the determination that Dr. Sobti is independent of the Company and its management, the Board of Directors considered that Dr. Sobti is a senior advisor to Credit Suisse, which is a full-service financial institution that, with its affiliates, had directly and indirectly engaged, and may in the future engage, in financial advisory, investment banking and commercial banking services for us and our affiliates, for which it received, or may receive, customary compensation, fees and expense reimbursement. The Board considered that Dr. Sobti is not an employee of Credit Suisse and also has had an independent consulting business since 2007.
Board of Directors Meetings and Attendance
The Board of Directors held 11 meetings during 2015 and acted by written consent six times. All of the directors attended at least 75% or more of the total of all the meetings of the Board of Directors and Board committees on which they served during 2015.
Board Leadership Structure
The Board is responsible for overseeing the exercise of corporate power and seeing that our business and affairs are managed to meet our stated goals and objectives and that the long-term interests of our stockholders are served. The Board of Directors regularly reviews and assesses the effectiveness of the Company's leadership structure in the context of the Company's specific circumstances, culture, strategic objectives and challenges.
The Board of Directors does not have a fixed policy regarding the separation of the offices of Chairman and CEO because it believes that it should maintain flexibility to select the Chairman and determine the Board leadership structure, from time to time, based on criteria that it deems to be in the best interests of the Company and its stockholders. Currently, the Board of Directors believes that having a combined Chairman and CEO, along with a Lead Independent Director and a substantial majority of independent directors, provides the most effective and appropriate leadership structure for the Company. In particular, the Board of Directors believes that combining the Chairman and CEO roles fosters unified leadership and direction for the Board of Directors and executive management and allows for alignment and clear accountability in the development and execution of the Company's strategic initiatives and business plans. Based on Mr. Kanas' extensive experience in the banking industry, including serving as our CEO since May 2009, and his familiarity with the Company's business and industry, the Board of Directors believes that Mr. Kanas is best suited to serve as our Chairman and CEO. Mr. Kanas' historical performance as our Chairman and CEO has demonstrated his ability to effectively lead the Company in pursuit of its strategic objectives.
Although the Board of Directors believes that, at this time, it is more effective to have one person serve as the Company's Chairman and CEO, the Board also believes that independent, objective oversight of management's performance is a critical aspect of effective Board leadership. Accordingly, the Board of Directors has appointed Mr. DeMark to serve as our Lead Independent Director. Mr. DeMark, who has served as Lead Independent Director since November 2012, provides an independent voice on important issues facing the Company and ensures that those issues are fully considered by the Board of Directors. In his role as Lead Independent Director, Mr. DeMark's duties include, but are not limited to, presiding over regularly scheduled executive sessions of the non-management directors, serving as a liaison between the non-management directors and executive management and assisting the Board of Directors and executive management to ensure compliance with the Company's Corporate Governance Guidelines.
In addition, our Corporate Governance Guidelines provide for additional independent oversight of our operations, risks, business strategy and compensation practices. Consistent with our Corporate Governance Guidelines, the Board of Directors currently consists of a substantial majority of independent directors. Our Corporate Governance Guidelines also require that the non-management directors meet regularly in executive session without the presence of management, which provides an opportunity for the independent directors to freely express their views on important issues. In addition, the independent directors regularly evaluate Mr. Kanas' performance in his dual capacities of Chairman and CEO.

Through the Company's overall governance structure described above, the Board of Directors believes it has effectively balanced the need for strategic leadership by the Company's Chairman and CEO with the oversight and objectivity of the independent directors and has created an effective and appropriate leadership structure that is conducive to the risk oversight process. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interests of the Company. Accordingly, the Board of Directors has the discretion to modify the Company's leadership structure if it believes doing so would be in the best interests of the Company.
Committees of the Board of Directors
The Board of Directors maintains three standing committees: the Audit and Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A description of each Board committee is set forth below.
The Audit and Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operate under a written charter. Copies of the charters of the Audit and Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at http://ir.bankunited.com and may also be obtained upon request without charge by writing to the Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.
Audit and Risk Committee
The Audit and Risk Committee held nine meetings during 2015. On a quarterly basis, or more frequently as needed, the Audit and Risk Committee meets privately in executive session with the Bank's Chief Risk Officer and additional members of management as it deems appropriate and with our independent registered public accounting firm. The Committee also meets periodically with the Bank's primary regulator.
The Audit and Risk Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Audit and Risk Committee assists our Board of Directors in its oversight of (i) the integrity of our financial statements and the financial reporting process, including the system of disclosure controls; (ii) our compliance with legal and regulatory requirements; (iii) the performance of our internal audit function and our independent registered public accounting firm, including its appointment, qualifications, compensation and independence; (iv) the effectiveness of our systems of internal controls and policies and procedures for risk assessment and risk management; and (v) the effectiveness our procedures for risk assessment and risk management of material credit, interest rate, liquidity, operational, legal and compliance, and other material risks, and the adequacy of capital available to absorb such risks.
In carrying out its oversight role, the Audit and Risk Committee, among other things: (i) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team, as well as the results of regulatory examinations, and tracks management's corrective action plans where necessary; (ii) reviews our financial statements, including any significant financial items and changes in accounting policies, with our senior management and independent registered public accounting firm; (iii) reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and (iv) reviews our policies and practices with respect to the assessment and management of material categories of risk. In addition, the Audit and Risk Committee has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm.
The current members of the Audit and Risk Committee are Messrs. DeMark (Chairman) and Towbin, Ms. Wines and Dr. Sobti, each of whom the Board of Directors has determined qualifies as an "independent" director as defined under the applicable rules and regulations of the SEC and the NYSE. All of the members of the Audit and Risk Committee are financially literate and have accounting or related financial management expertise within the meaning of the NYSE rules. The Board also has determined that Mr. DeMark qualifies as an "audit committee financial expert" as defined by SEC rules. Mr. DeMark's relevant experience includes 40 years with KPMG LLP, including 30 years as a partner. Mr. Demark holds a B.B.A. degree from Hofstra University, is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants.
Compensation Committee
In accordance with the terms of the Compensation Committee charter, our Compensation Committee is responsible for such matters as the determination of incentive awards, if any, to be paid to our executive officers and the administration of the BankUnited, Inc. equity incentive plans, including the determination of grant amounts and vesting terms, as well as the approval of any employment agreements with our executive officers and the administration of the BankUnited, Inc. Annual Incentive Plan (the "Annual Incentive Plan"). In addition, the Compensation Committee is responsible for the adoption of and any amendments to the Company’s qualified and non-qualified plans. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our CEO and other executive officers, evaluates the performance of these officers in light of those goals and objectives and recommends the compensation of these officers based on such evaluations. The Compensation Committee held six meetings during 2015. The Compensation Committee is currently comprised of Messrs. Dowling (Chairman) and DeMark, Ms. Blanca and Dr. Sobti, each of whom qualifies as "independent" under the applicable rules and regulations of the SEC and the NYSE.
Ambassador Sue M. Cobb was a member of the Board of Directors and served as a member of the Compensation Committee until May 13, 2015. Ambassador Cobb did not seek reelection at the 2015 annual meeting.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters.
The Nominating and Corporate Governance Committee, in consultation with our CEO, also reviews the Company's management succession plans to ensure that an effective succession process is in place and to discuss potential internal successors for both emergency and long-term executive succession. The succession planning activities of the Nominating and Corporate Governance Committee are discussed with the full Board of Directors.
The Nominating and Corporate Governance Committee held four meetings and acted by written consent once during 2015. The Nominating and Corporate Governance Committee is currently comprised of Ms. Blanca (Chairman), Judge Prudenti and Messrs. Dowling and Towbin, each of whom qualifies as an "independent" director as defined under the applicable rules of the NYSE.
Ambassador Cobb served as Chairman of the Nominating and Corporate Governance Committee until May 13, 2015.
Risk Management and Oversight
Our Board of Directors oversees our risk management process, including the company-wide approach to risk management, carried out by our management. Our full Board of Directors determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.
In particular, the Audit and Risk Committee plays a key role in the Board of Directors' exercise of its risk oversight function. The Audit and Risk Committee is primarily responsible for overseeing matters involving the

Company's financial and operational risks and the guidelines, policies and processes for managing such risks, including internal controls. The Audit and Risk Committee conducts its risk oversight in a variety of ways, including reviewing management's assessment of the Company's internal control over financial reporting, reviewing the results of regulatory examinations and receiving quarterly reports on legal and regulatory matters. Additionally, the Company's independent registered public accounting firm regularly discusses risks and related mitigation measures that may arise during its regular reviews of the Company's financial statements with the Audit and Risk Committee. To ensure candid and complete reporting, the Audit and Risk Committee regularly meets in separate executive sessions with management, the head of the Company's internal audit department and the Company's independent registered public accounting firm.
Additionally, the Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as the incentives created by the compensation awards it administers, and the Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board. Pursuant to our Board's instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.
Corporate Governance Guidelines, Code of Conduct and Code of Ethics
Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors.
We also have a Code of Conduct, which is applicable to all directors, officers, employees, agents (including consultants and contractors) and temporary personnel of the Company. We have a separate Code of Ethics for Principal Executive and Senior Financial Officers, which contains provisions specifically applicable to our principal executive officer, principal financial officer, principal accounting officer and controller (or persons performing similar functions).
The Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at http://ir.bankunited.com. We expect that any amendments to these codes, or any waivers of their requirements, will be disclosed on our website.
Director Compensation
We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, as well as the skill level we require of members of our Board. Directors who are also our employees have not received and will not receive any compensation from us for service on our Board or Board committees.

The following table shows compensation paid, earned or awarded to each of the non-employee members of our Board for 2015.
Director Compensation for 2015

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Total ($)
Tere Blanca	100,000	34,060	134,060
Ambassador Sue M. Cobb	50,000	—	50,000
Eugene F. DeMark	225,000	102,180	327,180
Michael J. Dowling	100,000	34,060	134,060
Douglas J. Pauls	100,000	34,060	134,060
A. Gail Prudenti	40,054	—	40,054
Sanjiv Sobti, Ph.D.	150,000	34,060	184,060
A. Robert Towbin	150,000	34,060	184,060
Lynne Wines	60,081	—	60,081

(1)
Ambassador Cobb did not seek reelection at the 2015 meeting, and her term ended on May 13, 2015. Judge Prudenti and Ms. Wines were named to our Board on August 6, 2015. The amounts in this column include the pro rata portion of the annual retainer fees (of $100,000) for the period of time Ambassador Cobb, Judge Prudenti and Ms. Wines served on our Board in 2015.

(2)
The amounts in this column include the pro rata portion of the annual retainer fee (of $50,000) for service as a member of the Audit and Risk Committee for the period of time Ms. Wines served on our Audit and Risk Committee in 2015.

(3)
The amounts in this column represent the value of restricted common stock awards granted to Messrs. DeMark, Dowling, Pauls and Towbin, Dr. Sobti and Ms. Blanca, as described under "—Stock-Based Compensation" below and determined in accordance with FASB ASC Topic 718. The grant date fair value is based on the closing price of our stock on the NYSE on the grant date. The closing stock price on May 13, 2015 was $34.06 a share. For complete valuation assumptions of the awards, see "Note 15, Equity Based Compensation" to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016. As of December 31, 2015, our non-management directors held the number of unvested shares of restricted stock shown in the table below.

Name	Unvested Restricted Shares (#)
Tere Blanca	1,666
Eugene F. DeMark	6,000
Michael J. Dowling	1,999
Douglas J. Pauls	1,666
Dr. Sanjiv Sobti	1,666
A. Robert Towbin	1,666
Stock-Based Compensation
On May 13, 2015, our Board approved a grant of 1,000 shares of restricted common stock for each of Messrs. DeMark, Dowling, Pauls, Towbin, Dr. Sobti and Ms. Blanca, as well as an additional grant of 2,000 shares of restricted common stock for Mr. DeMark as the Lead Independent Director. Each director's restricted common stock grants vests in three substantially equal annual installments commencing on the first anniversary of the date of grant, except for accelerated vesting in the event of a director's death or disability and in certain circumstances relating to a change in control of the Company.
Cash-Based Compensation
For service in 2015, each non-employee director was eligible to receive an annual cash retainer of $100,000 for his or her service on our Board and the Compensation Committee or Nominating and Corporate Governance Committee. For service in 2015, each member of the Audit and Risk Committee was eligible to receive an additional $50,000, and Mr. DeMark was eligible to receive an additional $75,000 for his role as Audit and Risk Committee Chairman. Cash retainers are paid in installments.
The cash retainers payable to our non-employee directors were not adjusted for 2016. The following table sets forth the compensation for services in 2016 expected to be paid to our non-employee directors for their service on our Board.

Name	Retainer Fees
Tere Blanca	$100,000
Eugene F. DeMark	225,000
Michael J. Dowling	100,000
Douglas J. Pauls	100,000
A. Gail Prudenti	100,000
Dr. Sanjiv Sobti	150,000
A. Robert Towbin	150,000
Lynne Wines	150,000
Director Expenses
The Company also reimburses expenses incurred by directors to attend Board and committee meetings, educational seminars and other expenses directly related to the Company's business.
Director Nominating Process and Diversity
The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.
The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of nomination for Board membership. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications that must be met for a person to be considered as a candidate for director. However, Board candidates are selected based on various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of stockholders.
Candidates Nominated by Stockholders
The Nominating and Corporate Governance Committee will also consider nominees recommended by stockholders. Our Corporate Governance Guidelines provide that nominees recommended by stockholders should be given appropriate consideration in the same manner as other nominees. Pursuant to the Company's Amended and Restated By-Laws, stockholders who wish to nominate a candidate for consideration by the Nominating and Corporate Governance Committee for election at the 2017 annual meeting may do so by delivering written notice, no earlier than January __, 2017 and no later than February __, 2017, of such nominees' names to BankUnited, Inc., 14817 Oak Lane Miami Lakes, FL 33016, Attention: Corporate Secretary. Any stockholder of record or beneficial owner of common stock on whose behalf a nomination is being proposed must (i) be a stockholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of stockholders entitled to notice of and to vote at the 2017 annual meeting of stockholders and at the time of the 2017 annual meeting of stockholders and (ii) comply with the applicable notice procedures set forth in the Company's Amended and Restated By-Laws.
The Company's Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company's Corporate Secretary regarding the nomination and the stockholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the stockholder or the beneficial owner (collectively, the "Nominating Person"). The information required to be set forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company's Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The notice must also include a representation that the stockholder giving the notice intends to appear in person or by proxy at the 2017 annual meeting to nominate the person named in the notice.
The Company's Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.
For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting director nominations, stockholders should refer to the Company's Amended and Restated By-Laws.
No candidates for director nominations were submitted by any stockholder in connection with the Annual Meeting.

Communications with the Board of Directors
Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company's Corporate Secretary at BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.
The Audit and Risk Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit and Risk Committee may do so by writing in care of the Chairman, Audit and Risk Committee, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.
Executive Sessions
The rules of the NYSE require the non-management directors of the Company to regularly meet in executive session without management. In 2015, non-management directors of the Company met in executive session four times. The Company's Corporate Governance Guidelines state that a non-management independent director shall be chosen to preside at each executive session. Mr. DeMark currently serves as the Presiding Director. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, including the Presiding Director, see "Communications with the Board of Directors" above.
Outside Advisors
Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management's consent to retain outside advisors.
Attendance at Annual Meeting
As stated in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders. All of the current directors attended the 2015 annual meeting of stockholders except A. Gail Prudenti and Lynne Wines who were not directors at the time.
Compensation Committee Interlocks and Insider Participation
During 2015, our Compensation Committee consisted of Messrs. Dowling (Chairman) and DeMark, Ms. Blanca and Dr. Sobti. Ambassador Cobb served as a member of the Committee until May 13, 2015. Dr. Sobti was named to the Committee on May 13, 2015. None of them had at any time in the last fiscal year been one of our officers or employees, and none has had any relationships with our company of the type that is required to be disclosed under Item 404 of Regulation S-K.
None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all reports that were required to be filed under Section 16(a) during 2015 were timely filed, except, a Form 4 reporting one transaction was filed late on behalf of Judge Prudenti.

EXECUTIVE OFFICERS
Set forth below is information, as of the date of the Annual Meeting, concerning the Company's executive officers and Messrs. Starr, Bagnoli, Cornish and Roberto, executive officers of the Bank.

Name	Age	Position
John A. Kanas	69	Chairman, President and CEO
Rajinder P. Singh	45	Chief Operating Officer
Leslie N. Lunak	58	Chief Financial Officer
Jeffrey Starr	55	General Counsel of BankUnited, N.A.
Mark P. Bagnoli	64	Chief Risk Officer of BankUnited, N.A.
Thomas M. Cornish	57	President, Florida Region of BankUnited, N.A.
Joseph Roberto	58	President, New York Region of BankUnited, N.A.
John A. Kanas. For biographical information regarding Mr. Kanas, see page 9.
Rajinder P. Singh. For biographical information regarding Mr. Singh, see page 9.
Leslie N. Lunak, 58, has been our Chief Financial Officer since March 2013. Ms. Lunak served as the Bank's Executive Vice President and Chief Accounting Officer from June 2012 through March 2013 and as Senior Vice President, Finance from October 2010 through June 2012. From August 2004 through October 2010, Ms. Lunak was an Audit Director at the public accounting firm McGladrey & Pullen, LLP. Her responsibilities included overseeing audit engagements and the performance of financial and accounting consulting services for clients primarily engaged in the financial services industry, serving as a designated national financial services industry specialist and serving as a subject matter expert in a variety of technical accounting areas, including derivatives, equity instruments, fair value accounting and acquisition accounting. She was also responsible for the development and presentation of a wide variety of continuing education courses for both internal and external audiences. From 2001 through August 2004, Ms. Lunak was a senior audit manager with the certified public accounting firm Adair, Fuller, Witcher and Malcom, with oversight responsibility for all of the firm's audit engagements. From June 1985 through 2001, Ms. Lunak was an independent consultant, providing finance and accounting related services to clients consisting primarily of community banks and thrifts and the U.S. Drug Enforcement Administration. From 1979 through June 1985, Ms. Lunak was with the public accounting firm Deloitte, where she was an audit manager serving primarily clients in the banking industry and was designated a national banking industry specialist. Ms. Lunak is a Florida CPA and received a B.S. in Accounting from Oklahoma State University.
Jeffrey Starr, 55, has been the Bank's General Counsel since August 2009. In his role as General Counsel, Mr. Starr is responsible for overseeing the Bank's Legal, Compliance, Corporate Fraud and Community Development and Outreach departments. Mr. Starr has more than 20 years of experience representing financial institutions, and in 2011 was named as a General Counsel Leading Lawyer by the South Florida Business Journal. Prior to joining BankUnited, from 2006 through 2009, Mr. Starr served as Managing Vice President and Chief Counsel for Capital One, N.A. Mr. Starr joined Capital One when it acquired North Fork Bank, where he had served as Senior Vice President and General Counsel since 1997. Earlier in his career, Mr. Starr was associated with the law firms of Wickham, Wickham & Bressler, Lord Day & Lord, Barrett Smith and Finley, Kumble, Wagner, Underberg, Manley, Myerson & Casey where he represented a multitude of clients including several in the financial services industry. Mr. Starr received his J.D. from The Jacob D. Fuchsberg Law Center at Touro College and his B.A. in political science from Muhlenberg College.
Mark P. Bagnoli, 64, has been the Bank's Chief Risk Officer since December 2013. Mr. Bagnoli is an internal audit and risk management professional with more than 25 years of experience in large to mid-size financial services companies, and he most recently served as the Bank's Executive Vice President and Chief Auditor from December 2009 through December 2013. Prior to joining BankUnited, Mr. Bagnoli served as an independent consultant from 2008 through 2009 and as Executive Vice President and Chief Risk Officer of the Federal Home Loan Bank in Chicago from 2005 through 2008. Prior to that position, he was with JPMorgan Chase/Bank One for more than 20 years where he rose through the ranks to Senior Vice President, Corporate Audit. Mr. Bagnoli has an M.B.A. from Northwestern University's Kellogg Graduate School of Management and received a B.S. in accounting from Seton Hall University.
Thomas M. Cornish, 57, has been the Bank's President, Florida Region since March 2014.  In his role as President, Florida Region, Mr. Cornish is responsible for retail and commercial banking services in the state.  From 2004 to March 2014, Mr. Cornish served as President and CEO of Marsh & McLennan Agency, Florida Region.  Prior to that, he held several senior leadership positions with SunTrust Bank from 1983 through 2003.  While with Marsh & McLennan Agency, Mr. Cornish was recognized with honors as "Miami's CEO of the Year" by the South Florida Business Journal and the "Ultimate CEO" by Business Leader Magazine.  Mr. Cornish was also elected to the Florida International University School of Business Hall of Fame in 2013.  Mr. Cornish currently serves as the chairman of the Florida International University Foundation Board of Directors.  He is also the chairman of the FIU Wolfsonian Museum and Chairman of the Board of the Miami Children’s Hospital Foundation.  Mr. Cornish is a past chairman of the Beacon Council and Assurex Global Corporation.  He is a past board member of the Camillus House, The Chapman Partnership and past member of the Orange Bowl committee. Mr.Cornish earned his B.A. degree from Florida International University.
Joseph Roberto, 58, has been the Bank's President, New York Region since March 2013. Mr. Roberto is responsible for managing the banking center locations, commercial private banking and deposit operations for the New York region. From 2007 to 2013, Mr. Roberto was senior vice president responsible for Capital One's commercial real estate deposit portfolio, managing seven teams in the North East, Mid-Atlantic and South Central markets. Prior to joining Capital One, Mr. Roberto held leadership positions at North Fork Bank from 1998 up until its merger with Capital One. Mr. Roberto is a founding board member of the Melville/East Farmingdale Chamber of Commerce and has chaired or served on committees for AHRC-Suffolk County, Southampton Youth Services, Brookhaven Memorial Hospital, Great South Bay YMCA, Special Olympics, United Cerebral Palsy, American Cancer Society and the American Heart Association. He was awarded the Distinguished Citizen Award by the 23rd Street Association in 2007 for outstanding community service. Mr. Roberto currently serves as a community board member at Northwell Health-South Side Hospital in Bay Shore, on the corporate advisory board of Cohen Children’s Hospital, on the corporate advisory board of Cold Spring Harbor Laboratory and on the dean’s advisory board for the College of Management at Long Island University. He received a B.S. in business management from Long Island University - C.W. Post Campus.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
The Audit and Risk Committee has appointed KPMG LLP to serve as BankUnited, Inc.'s independent registered public accounting firm for its fiscal year ending December 31, 2016. The Audit and Risk Committee and the Board of Directors seek to have the stockholders ratify the Audit and Risk Committee's appointment of KPMG LLP, which has served as BankUnited, Inc.'s independent registered public accounting firm or independent auditor since 2009. Although BankUnited, Inc. is not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of KPMG LLP is not ratified by the stockholders, the Audit and Risk Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG LLP.
Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.
Report of the Audit and Risk Committee
The Audit and Risk Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit and Risk Committee consists of directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and the SEC. The Company's management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. KPMG LLP, the Company's independent registered public accounting firm, is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and auditing the Company's internal control over financial reporting and expressing an opinion on the effectiveness thereof. In this context, the Audit and Risk Committee has reviewed the audited financial statements and met and held discussions with management and KPMG LLP regarding the fair and complete presentation of those financial statements and the assessment of the Company's internal control over financial reporting.
The Audit and Risk Committee has discussed with KPMG LLP matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (the "PCAOB") and has reviewed and discussed KPMG LLP's independence from the Company and its management. As part of that review, the Audit and Risk Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Audit and Risk Committee concerning independence. The Audit and Risk Committee also has considered whether KPMG LLP's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit and Risk Committee has concluded that KPMG LLP is independent from the Company and its management.
The Audit and Risk Committee meets with the Chief Financial Officer and representatives of KPMG LLP, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and compliance programs.

In reliance on the reviews and discussions referred to above, the Audit and Risk Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.
The Audit and Risk Committee
Eugene DeMark (Chairman)
Sanjiv Sobti, Ph.D.
A. Robert Towbin
Lynne Wines
Auditor Fees and Services
The following table presents fees for professional services provided by KPMG LLP in each of the last two fiscal years in each of the following categories, including related expenses:

	2015	2014
Audit Fees	$2,421,400	$1,907,500
Audit-Related Fees	147,500	282,500
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,568,900	$2,190,000
Audit Fees: Includes the aggregate fees billed by KPMG LLP for professional services and expenses rendered for the audit of the Company's consolidated financial statements, reviews of consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and the audit of the Company's internal control over financial reporting. Also includes the aggregate fees billed for professional services performed in connection with the Company's filing of certain registration statements and the related issuance of consents and comfort letters.
Audit-Related Fees: Includes the aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit of the Company's consolidated financial statements and are not reported under "Audit Fees." These services primarily relate to attestation services performed to report on the Company's compliance with certain contractual provisions of the Purchase and Assumption Agreement between the Company and the FDIC, compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development and the audit of the BankUnited 401(k) Plan.
Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
THE AUDIT AND RISK COMMITTEE HAS ADOPTED A POLICY THAT REQUIRES ADVANCE APPROVAL OF ALL AUDIT, AUDIT RELATED TAX SERVICES AND OTHER SERVICES PERFORMED BY THE INDEPENDENT AUDITOR. THE POLICY PROVIDES FOR PRE-APPROVAL BY THE AUDIT AND RISK COMMITTEE OF SPECIFICALLY DEFINED AUDIT AND NON-AUDIT SERVICES. UNLESS THE SPECIFIC SERVICE HAS BEEN PREVIOUSLY PRE-APPROVED WITH RESPECT TO THAT YEAR, THE AUDIT AND RISK COMMITTEE MUST APPROVE THE PERMITTED SERVICE BEFORE THE INDEPENDENT AUDITOR IS ENGAGED. THE AUDIT AND RISK COMMITTEE PRE-APPROVED ALL OF THE AUDIT SERVICES PROVIDED TO THE COMPANY BY KPMG LLP IN FISCAL YEAR 2015.

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of the executive officers who appear in the "Summary Compensation Table for 2015" below (referred to collectively throughout this section as our "named executive officers" or "NEOs"). Our named executive officers for the fiscal year ended December 31, 2015, were:

Named Executive Officer	Title
John A. Kanas	Chairman, President and Chief Executive Officer
Leslie N. Lunak	Chief Financial Officer
Rajinder P. Singh	Chief Operating Officer ("COO")
Thomas M. Cornish	President, Florida Region of BankUnited, N.A.
Joseph Roberto	President, New York Region of BankUnited, N.A.
EXECUTIVE SUMMARY
Our 2015 Financial Performance
As a result of steady leadership, in 2015, our Company produced solid earnings and balance sheet growth while maintaining strong capital levels. Key performance highlights during the year included:

Objective	Fiscal Year 2015 Performance
Robust balance sheet growth	• New loans and leases, including equipment under operating lease, grew by $4.7 billion • Deposit portfolio increased by $3.4 billion
High credit quality and capital strength relative to peers
• Ratio of non-performing non-covered assets to total assets at 0.26% This appears to be an increase from last year. As with this and other values, consider whether it is helpful to put them in context, relative to the previous year, goals or peer companies.
• Net charge-off ratio (non-covered) at 0.09%
• Common Equity Tier 1 risk-based capital of 12.58%
• Successful completion of 4.875% senior notes offering with aggregate principal amount of $400 million

Strong profitability	• 2015 Diluted EPS of $2.35 • Return on average stockholders’ equity of 11.62% • Return on average assets of 1.18%
Building stockholder value
• Year-over-year tangible book value grew $1.38, or 7%, from $19.52 to $20.90
• Total stockholder return of 26.8%, well above market and peers
• Successful completion of the acquisition of the Small Business Finance Unit of CertusHoldings, Inc.

Overview of our Executive Compensation Program
Our executive compensation philosophy focuses on paying for performance while retaining executives who are critical to the long-term success of our Company and increasing stockholder value. Accordingly, our executive compensation program is designed to achieve the following objectives:

•
Pay for performance. To properly align incentives with the financial, operational and strategic objectives and long-term success of the Company, a meaningful portion of overall compensation for our NEOs is subject to the performance of the Company.

•
Create long-term value for our stockholders. We believe the interests of our executives should be aligned with our stockholders over both the short- and long-term. To this end, a substantial portion of overall compensation for the NEOs is paid in the form of incentive awards that vest over several years, and our NEOs are subject to stock ownership requirements.

•
Balance risk and reward. Our focus and goal is to build a safe and sound institution through prudent growth. As such, our compensation program is designed and governed to appropriately balance compensation with risk management.

Compensation Best Practices
The Company employs a number of practices that reflect our executive compensation program's philosophy and objectives, many of which are disclosed below:

What we do	What we don't do
Predetermined Performance metrics used to calculate incentive pay for our CEO and COO	No gross-ups to cover income or excise taxes
Performance thresholds and caps included in our incentive plans	No re-pricing or backdating of options
Peer group market data considered when making executive compensation decisions	No excessive perquisites for executives
Responsibly manage allocation of equity compensation	Prohibition on hedging and pledging by executive officers
Stock ownership requirements for senior executives	No excessive severance payments
Multi-year vesting periods of equity awards	No guaranteed retention bonuses
Adopted a recoupment policy for incentive compensation	No pension plans or special retirement programs
Engage with stockholders on compensation and governance matters	Our employment agreements apply to a limited number of executives and apply for a specified term
Engage an independent compensation advisor	No liberal change in control definitions
Have a compensation committee composed entirely of independent directors
Mitigate undue risk in compensation programs
Response to 2015 Say-on-Pay Vote
All of the elements of our NEOs’ 2015 compensation program were determined prior to the 2015 advisory vote on executive compensation ("Say-on-Pay"). Our Board and the Compensation Committee take the opinions of our stockholders very seriously and consider feedback from the stockholders when making compensation program decisions. At the 2015 annual stockholder meeting only approximately 31% of votes cast were in favor of our advisory Say-on-Pay proposal. Although stockholders are not being asked to vote on a Say-on-Pay proposal at this Annual Meeting since a triennial vote has previously been approved by stockholders, the results of the Say-on-Pay proposal last year caused us to initiate a constructive dialogue with our stockholders on the subject of compensation, including the substantial majority of our significant institutional stockholders.
While a minority of the stockholders with whom we spoke shared concerns similar to those voiced by the proxy advisory firms relating to differentiating short-term and long-term performance goals, the majority of the stockholders with whom we spoke expressed confidence in our senior management and acknowledged the unique alignment of interests between themselves and Messrs. Kanas and Singh as stockholders, as well as a focus on the continued retention of Messrs. Kanas and Singh. None of the stockholders with whom we spoke expressed a concern about the total amount of compensation provided to Messrs. Kanas and Singh.
In July 2015, our Compensation Committee engaged an independent compensation consultant, Deloitte Consulting LLP (“Deloitte Consulting”) and spent considerable time reviewing our compensation programs to design a framework that was more directly performance-based to be implemented beginning in 2016. In order to address any stockholders’ concerns about the performance-based approach to compensation, we adopted the modifications to our compensation programs summarized below which are being implemented in 2016.

What We Heard	Applies to	Modifications Beginning in 2016
We use the same metrics for the short-term and long-term incentives.	Messrs. Kanas and Singh	• We will utilize different performance metrics for our annual incentive (short-term) and long-term incentive plans.
No performance metric is directly tied to stockholder return.	Messrs. Kanas and Singh	• The long-term incentive award will include a relative three-year total stockholder return metric.
Performance based only on one-year period.	Messrs. Kanas and Singh
• 50% of the executive’s long-term incentive award will be awarded in performance shares measured over a three-year performance period.

• The remaining 50% will be awarded in restricted stock units that vest over three years based on continued service.

Performance periods are not aligned with the fiscal year.	Messrs. Kanas and Singh	• All performance periods will be based on the Company’s fiscal year.
Not enough of total compensation is performance-based.	All NEOs
• All NEOs will be compensated under performance-based plans and have a substantial portion of their compensation tied to performance.

• We have discontinued the use of retention bonuses for our executive officers.

Dividends should not be paid on unearned performance shares	Messrs. Kanas and Singh	• We do not pay dividends or dividend equivalents on unearned performance shares.

For additional information regarding the Company’s 2016 executive compensation program, see
“—2016 Compensation of Our Named Executive Officers” below.
HOW WE SET COMPENSATION
Role of Compensation Committee in Setting Named Executive Officer Compensation
Our Compensation Committee, which is composed entirely of independent directors, is responsible for overseeing the development and approving compensation and benefits amounts paid to our NEOs and non-employee directors, and administering our incentive plans, which includes the determination of grant amounts and vesting terms of awards under such plans. In addition, our Compensation Committee is responsible for the development and approval of employment agreements with our NEOs. Our Compensation Committee is responsible for determining whether our executive compensation policies are reasonable and appropriate, meet the stated objectives of those policies and effectively serve the best interests of the Company and our stockholders. Our

Compensation Committee has discretion to approve, disapprove or modify recommendations made by our Chief Executive Officer. However, our Chief Executive Officer is not present during deliberations or voting by our Compensation Committee relating to his own compensation.
Role of Compensation Consultant
Pursuant to its charter, our Compensation Committee may, in its sole discretion, retain or obtain the advice and assistance of a compensation consultant, legal counsel or other adviser. Our Compensation Committee may retain or obtain the advice of an adviser only after taking into consideration factors related to that person’s independence from management, including each of the factors it is required to take into consideration under the Corporate Governance Standards of the New York Stock Exchange, subject to limited exceptions. Our Compensation Committee is responsible for the appointment, compensation, and oversight of any adviser it retains. The Company is obligated to provide appropriate funding for the compensation of any such adviser.
In July 2015, our Compensation Committee engaged an independent executive compensation consultant, Deloitte Consulting. Deloitte Consulting conducted a review of industry-specific employment agreements and assisted in the redesign of the Chief Executive Officer and Chief Operating Officer employment agreements including target compensation levels, and the annual and long-term incentive ("LTI") plan framework for 2016 and future compensation decisions. Deloitte Consulting further developed an industry peer group of 17 companies that are similar in business model and size in terms of total assets and market capitalization and conducted a competitive assessment of our executive compensation program and provided advice on compensation design, pay mix and competitive market levels.
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Messrs. Kanas and Singh have a compensation structure that is different from our other NEOs. Messrs. Kanas and Singh entered into employment agreements with us initially in July 2009. In August 2012, these employment agreements were amended and restated, and at that time, these employment agreements were negotiated with and approved by our four largest stockholders, who owned approximately 55% of our stock. These employment agreements expired on June 30, 2015 and our Compensation Committee engaged Deloitte Consulting to assist with providing guidance on the compensation to be paid to Messrs. Kanas and Singh during the period of July 1, 2015 to December 31, 2015 (the “Interim Period”), as well as recommendations for the design of the new employment agreements that would commence on January 1, 2016 to align the agreements with the Company’s fiscal year.
For additional information regarding to Messrs. Kanas and Singh's employment agreements see "—2016 Compensation of Our Named Executive Officers—Employment Agreements with Messrs. Kanas and Singh."
Our other NEOs do not have employment agreements. As such, in 2015, their compensation was determined by our Compensation Committee in its discretion and designed to balance financial, operational and strategic results with proper risk management. Effective January 1, 2016, Ms. Lunak and Messrs. Cornish and Roberto will have a substantial portion of their compensation tied to performance.

2015 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Overview
Our compensation philosophy is designed to retain talent and align pay with performance of the Company. The following table lists and describes the purpose of the key elements of compensation for our NEOs:

Element of Pay	Description	Purpose
Base Salary	Fixed cash compensation	To attract and retain key executive talent by providing a stable source of compensation for services rendered during the fiscal year
Short-Term Cash Incentive Award	Performance-based cash payment based on financial, operational and strategic metrics	To motivate executive officers to achieve the Company's annual strategic and financial goals and reward individual performance
Long-term equity-based compensation	Performance-based share awards with multi-year vesting periods; awards are based on financial and operational and strategic metrics	To align long-term interests of executives and stockholders and provide appropriate balance of at-risk compensation that incentivizes long-term value creation and retention
Performance Peer Group
For certain of the performance criteria related to Messrs. Kanas' and Singh's performance-based compensation, the Compensation Committee measured performance compared with the Company's peers (the “Performance Peer Group”). In 2015, the Performance Peer Group included publicly traded U.S. banks and thrifts with assets between $10 billion and $25 billion, and market capitalization from $1 billion to $5 billion. The Performance Peer Group was modified from the year prior (which was all publicly traded U.S. banks and thrifts with assets between $5 billion and $25 billion) because of our balance sheet size and growth. For the performance period from July 1, 2014 to June 30, 2015 (the “2015 Performance Period”), the Performance Peer Group was composed of the following banks:

Astoria Financial Corp.	Old National Bancorp
BancorpSouth	PacWest Bancorp
Bank of Hawaii Corp.	PrivateBancorp
Cathay General Bancorp	Prosperity Bancshares
Commerce Bancshares	Sterling Bancorp
EverBank Financial Corp.	TCF Financial Corp.
F.N.B. Corporation	Texas Capital Bancshares
First BanCorp	Trustmark Corp.
Flagstar Bancorp	UMB Financial Corp.
Fulton Financial Corporation	Umpqua Holdings Corp.
Hancock Holding Company	United Bankshares
Hilltop Holdings Inc.	Valley National Bancorp
IBERIABANK Corporation	Washington Federal
International Bancshares Corporation	Webster Financial Corp.
Investors Bancorp	Western Alliance Bancorporation
MB Financial	Wintrust Financial Corp.

For the Interim Period, the same Performance Peer Group was used except EverBank was removed from the list because it exceeded the asset size threshold.
Components of Our Compensation Program
Base Salary
Base salaries for our NEOs are designed to compensate each executive for the experience, education, responsibilities and other qualifications of the executive that are essential to the specific role the executive serves within our Company, while remaining competitive in the labor market.
Consistent with their employment agreements, Mr. Kanas did not receive a base salary in 2015 while Mr. Singh’s base salary remained $500,000 per year. For our other NEOs, the Compensation Committee, with the assistance of the Messrs. Kanas and Singh, generally reviews salaries in the early part of each year and, if appropriate adjusts them to reflect changes in considerations and to remain competitive in the labor market. After reviewing their base salaries, the Compensation Committee determined that none of our NEOs would receive a base salary increase in 2015.
Short-Term Cash Incentive Awards
All performance-based short-term cash incentive awards granted to our NEOs are granted pursuant to our Annual Incentive Plan and are determined by the Compensation Committee. The Annual Incentive Plan was last approved by our stockholders at our 2013 annual meeting.
Messrs. Kanas and Singh received cash incentive awards in 2015 for both the 2015 Performance Period and the Interim Period, during the latter of which they were not employed pursuant to the employment agreements.
The Compensation Committee set the performance criteria of top quartile results as compared to the Performance Peer Group in the following four metrics: year-over-year deposit growth, year-over-year loan growth, non-performing assets ratio (excluding covered assets) and reserve coverage ratio (excluding covered assets). These metrics were used as the basis for compensation for both the 2015 Performance Period and for the Interim Period. The Compensation Committee believes that the performance metrics appropriately aligned Messrs. Kanas and Singh with the overall long-term objectives of the Company and with the interests of stockholders.
The opportunity for the cash incentive award for the 2015 Performance Period was as follows:

Performance Period: July 1, 2014 - June 30, 2015
Number of	Total Incentive Opportunity
Performance Metrics at Top Quartile or Higher	Mr. Kanas	Mr. Singh
0-1	$—	$—
2	$1,190,000	$250,000
3 (Target)	$1,530,000	$375,000
4 (Maximum)	$1,870,000	$500,000
The Compensation Committee, working with Deloitte Consulting, determined that the payout schedule for performance during the Interim Period would be similar to what Messrs. Kanas and Singh had been historically compensated under their prior employment agreements.
The three-year average total compensation for the duration of the employment agreements was $5,890,000 and $3,000,000 for Messrs. Kanas and Singh, respectively. The Compensation Committee determined that during the Interim Period, the target total compensation for Messrs. Kanas and Singh would be equal to the total compensation each executive historically received on a pro-rata basis. Based upon their historical compensation, the Compensation Committee established that the opportunity for the cash incentive during the Interim Period for Messrs. Kanas and Singh would be as follows:

Interim Performance Period: July 1, 2015 - December 31, 2015
Number of	Total Incentive Opportunity
Performance Metrics at Top Quartile or Higher	Mr. Kanas	Mr. Singh
0-1	$—	$—
2	$1,559,000	$625,000
3 (Target)	$2,252,000	$938,000
4 (Maximum)	$2,945,000	$1,250,000
For the 2015 Performance Period, as well as the Interim Period, the Compensation Committee determined that the Company achieved top quartile performance for all four performance metrics and Messrs. Kanas and Singh were paid out the maximum amount for both performance periods. . The following table indicates the Company’s actual performance with respect to each metric and the top quartile threshold relative to the Performance Peer Group:

Performance Metric	2015 Performance Period		Interim Period
	Company Performance	Top Quartile of Peers Performance	Company Performance	Top Quartile of Peers Performance
Year-over-year total deposit portfolio growth rate	27%	17%	22%	12%
Year-over-year total loan and lease (including operating leases) portfolio growth rate	37%	22%	32%	15%
Non-performing assets ratio (excluding covered assets)	0.29%	0.69%	0.26%	0.50%
Reserve coverage ratio	171%	122%	204%	131%
An overriding feature of this performance-based cash incentive program (as well as any long-term equity-based compensation) is that in the event BankUnited fails to be well-capitalized in any year, as defined by the applicable federal banking regulator for purposes of the prompt corrective action provisions of the Federal Deposit Insurance Act, no cash incentive (or long-term equity-based compensation) will be payable to Messrs. Kanas and Singh, regardless of the Company having met the established performance criteria.
Short-term cash incentive awards for our other NEOs, Ms. Lunak and Messrs. Cornish and Roberto, were discretionary. Incentive amounts was determined in accordance with the Company's Policy on Incentive Compensation Arrangements, which provides that incentive amounts are to be based on the past, present and expected future contributions of an employee or group of employees to the overall success, safety and soundness of the organization. Factors considered in evaluating those contributions include, among other things: overall individual performance, overall organizational performance, individual contribution to organizational performance, business segment performance, successful completion of projects or initiatives and level of individual responsibilities. The Company's Policy on Incentive Compensation Arrangements is designed to balance risk and financial, operational and strategic results in a manner that does not encourage employees to expose the Company to imprudent risks.
The Compensation Committee reviewed discretionary cash incentive awards for Ms. Lunak and Messrs. Cornish and Roberto in February 2016 and approved cash incentive awards for their performance and contributions to the Company and Bank in fiscal year 2015 in the amounts of $332,500 for Ms. Lunak, $600,000 for Mr. Cornish and $350,000 for Mr. Roberto.

Long-Term Equity-Based Compensation
In general, we provide a significant portion of the compensation to our NEOs in the form of long-term equity-based compensation. We believe that equity awards reward the achievement of long-term goals, align the interest of executives with those of stockholders, foster employee stock ownership and strengthen retention among our executives.
In 2015, Messrs. Kanas and Singh were awarded long-term equity-based compensation based on the same four performance metrics being met as described above under the heading "—Short-Term Cash Incentive Awards" and pursuant to their respective employment agreements. The grant date value of performance shares awarded in respect of any performance period is determined by the Compensation Committee and such performance shares are awarded only if specified performance measurements are met for the applicable performance period.
The potential value of the performance share awards for Messrs. Kanas and Singh during the 2015 Performance Period was as follows:

Number of	Total Value of Long-Term Equity-Based Compensation
Performance Metrics at Top Quartile or Higher	Mr. Kanas	Mr. Singh
0-1	$—	$—
2	$340,000	$250,000
3 (Target)	$680,000	$375,000
4 (Maximum)	$1,020,000	$500,000
Performance-based share awards are granted pursuant to our 2010 and 2014 Omnibus Equity Plans. Pursuant to the terms of the BankUnited, Inc. 2010 and 2014 Omnibus Equity Incentive Plans Award Agreements, participants shall be the record owners of earned performance-based shares and are generally entitled to all rights of common stockholders of the Company, including the right to receive dividends.
The Compensation Committee evaluated the Company’s performance against applicable performance metrics for the 2015 Performance Period and determined that the Company achieved top quartile performance for all four performance metrics. Accordingly, in August 2015, the Compensation Committee approved performance shares with a grant date value of $1,020,029 to Mr. Kanas and $500,014 to Mr. Singh. One-third of the performance shares vest on the date of grant, with the remaining shares vesting one-third on June 30 of each of 2016 and 2017.
For our other NEOs, the Compensation Committee awarded restricted stock grants pursuant to the terms of the 2010 and 2014 Omnibus Equity Incentive Plans. These awards generally vest in three equal annual installments, starting on the first anniversary of the grant date. Pursuant to the terms of the BankUnited, Inc. 2010 and 2014 Omnibus Equity Incentive Plans award agreements, participants shall be the record owners of restricted shares and are generally entitled to all rights of common stockholders of the Company, including the right to receive dividends.
We typically grant stock awards early in the year as part of total year-end compensation awarded for prior year performance. The Compensation Committee reviewed restricted stock awards for Ms. Lunak and Messrs. Cornish and Roberto in February 2016 for performance in 2015, and approved awards of 12,500 shares to Ms. Lunak, 20,000 shares to Mr. Cornish, and 10,000 shares to Mr. Roberto.
For additional information regarding certain provisions related to our NEOs' equity awards, see "—Potential Payments Upon Termination or Change-in-Control."

OTHER BENEFITS
Change in Control Agreements
Ms. Lunak has a change in control agreement pursuant to which, if her employment is terminated by the Company without Cause (as defined in the change in control agreement), or by her due to a reduction in base salary, each within six months following a change in control of the Company, she would be entitled to a payment in the amount equal to one year of her base salary, payable on the date that is six months following the change in control. The agreement further provides for payment, on the date that is six months following completion of the change in control, of a lump sum retention bonus equal to one year of base salary (as in effect immediately prior to the change in control), subject to her continued employment with BankUnited and any successor to BankUnited through such date.
Mr. Roberto has a change in control agreement similar in structure to Ms. Lunak’s agreement. However, the lump sum payment is an amount equal to $700,000 less the value of any and all equity awards granted during his employment with the Company. As of December 31, 2015, the value of Mr. Roberto's equity awards exceeded $700,000 and the Company would have met its obligation pursuant to his change in control.
Mr. Cornish does not have a change in control agreement with us. However, his offer letter dated February 6, 2014, contains a provision whereby if his employment is terminated by the Company without Cause within the first year of employment, he would be entitled to an accelerated vesting of 33,333 restricted shares (one-third of his initial grant) and a severance payment of $500,000. This provision expired on February 6, 2015 and is no longer applicable.
For additional information regarding the terms of these agreements, see "—Potential Payments Upon Termination or Change-in-Control."
Limited Perquisites
The Company provides very limited perquisites. Our NEOs as well as all of our full-time and part-time employees are eligible to participate in our 401(k) retirement plan under which we provide a matching feature. Our NEOs as well as certain of our employees are eligible to participate in our Nonqualified Deferred Compensation Plan.
In 2015, Messrs. Kanas and Singh each received a car allowance and Mr. Kanas was provided with a company-paid driver.
OTHER CONSIDERATIONS
Equity Ownership Requirement
We believe that requiring members of our senior management to invest and maintain ownership in our Company serves to align their interests with the interests of our stockholders. In connection with our initial public offering in 2011, we adopted a policy relating to the minimum amount of equity securities that certain executive officers must retain so long as they are employed by us. This policy, provides that, so long as Mr. Kanas is employed by the Company or its affiliates, he will not transfer equity if, after giving effect to such transfer, his retained equity (including vested and unvested equity, including options) has a value that is less than twelve times his base salary. As of March 31, 2016, Mr. Kanas held equity securities (including vested and unvested equity, including options) having a value well in excess of twelve-times his base salary.
Additionally, for Mr. Singh, the policy provides that so long as he is employed by the Company or its affiliates, he will not transfer equity if, after giving effect to such transfer, his respective retained equity (including vested and unvested equity, including options) has a value that is less than five times his base salary. As of March

31, 2016, Mr. Singh held equity securities (including vested and unvested equity, including options) having a value well in excess of five-times his base salary.
As of March 31, 2016, we amended our policy to include ownership requirements for all other NEOs. As such, the policy provides that so long as the Ms. Lunak and Messrs. Cornish and Roberto are employed by the Company or its affiliates, he or she will not transfer equity if, after giving effect to such transfer, his or her respective retained equity (including vested and unvested equity, including options) has a value that is less than two and a half times his or her respective base salary, At the time the policy was adopted, all NEOs held equity securities (including vested and unvested equity) having a value in excess of two and a half times his or her respective base salary.
Recoupment Policy
On March 31, 2016, we adopted a recoupment policy, which provides that, if we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any reporting requirement, our Board (or a committee thereof) may require reimbursement or forfeiture of incentive-based compensation received by any of our current or former executive officers during the three-year period preceding the date on which we are required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. This policy is in addition to our ability to seek reimbursement or forfeiture of compensation pursuant to the terms of any plan, policy or agreement or applicable law.
Anti-Hedging and Anti-Pledging of Company Securities
The Company has an anti-hedging policy which prohibits directors and executive officers of the Company from engaging in hedging transactions such as (but not limited to) zero-cost collars, equity swaps, and forward sale contracts in the Company’s securities. Other employees are restricted from engaging in these transactions while in possession of material non-public information regarding the Company. In addition to our existing anti-hedging policy, in February 2016, we adopted an anti-pledging policy that restricts all directors, executive officers and other employees from pledging the Company's securities as collateral for a loan or from holding securities in a margin account, to be effective as of June 1, 2016.
Tax Implications
Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally disallows a federal tax deduction to public companies for compensation greater than $1 million paid in any tax year to specified executive officers unless the compensation is "qualified performance-based compensation" under that section. Certain of our compensation arrangements are designed to permit us to grant awards that may qualify as "qualified performance-based compensation;" however, it is possible that awards intended to qualify for the tax deduction may not so qualify if all requirements of the "qualified performance-based compensation" exemption are not met. Furthermore, our Compensation Committee believes that the tax deduction is only one of several relevant considerations in setting executive compensation and takes into account a multitude of factors in making executive compensation decisions. Accordingly, our Compensation Committee may, in certain circumstances, approve compensation arrangements that provide for compensation that is not deductible for federal income tax purposes.
Compensation Risk Assessment
At least annually, our Compensation Committee conducts an assessment of the compensation policies and practices for our employees, including our executive officers, and whether such policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.
We believe our compensation programs strike the appropriate balance between short-term and long-term components. We consider the potential risks in our business when designing and administering our compensation programs, and we believe our balanced approach to performance measurement and compensation decisions works to mitigate the risk that employees, including our executive officers, will be encouraged to undertake excessive or inappropriate risk. The Company's compensation program also is subject to internal controls, and we rely on principles of sound governance and good business judgment in administering our compensation programs.
Based on its assessment in 2015, our Compensation Committee has determined, in its reasonable business judgment, that the Company's compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse effect on the Company and instead promote behaviors that support long-term sustainability and stockholder value creation.
2016 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Overview
As will be described in further detail in the proxy statement for our 2017 annual meeting of stockholders, the Compensation Committee, working with Deloitte Consulting, made significant modifications to the 2016 compensation program for our NEOs and the employment agreements for Messrs. Kanas and Singh were revised accordingly. We believe our new compensation program properly addresses the concerns of our stockholders, strengthens pay for performance and further aligns the interests of our executives to the long-term success of the Company.
New Peer Group
The Compensation Committee, working with Deloitte Consulting, created a new industry peer group (“New Peer Group”) for the Company that takes into consideration publicly traded U.S. banks and thrifts, asset size and market capitalization, as well as geographic footprint and business models. We believe the New Peer Group represents the companies with which we currently compete for executive talent, and also includes our principal business competitors. When the New Peer Group was developed in July 2015, BankUnited was positioned at the 55th percentile for total assets and 48th percentile for market capitalization. The New Peer Group, which was used to benchmark compensation for 2016 and will be used to measure relative performance under our annual and long-term incentive plans (which are described further below) is as follows:

Astoria Financial Corp.	PacWest Bancorp
BancorpSouth	People's United Financial
Cullen/Frost Bankers	PrivateBancorp
Everbank Financial Corp.	Prosperity Bancshares
First Republic Bank	Signature Bank
Iberiabank Corp.	Texas Capital Bancshares
Investors Bancorp	Valley National Bancorp
New York Community Bancorp	Western Alliance Bancorporation
The original peer group included City National Bank, but was subsequently removed as it was acquired by Royal Bank of Canada at the end of 2015.
Employment Agreements with Messrs. Kanas and Singh
On February 2, 2016, the Compensation Committee approved employment agreements by and between the Company and each of Messrs. Kanas and Singh. Each employment agreement has a three-year term, commencing as of January 1, 2016, which may be extended by mutual agreement of the parties (the “Employment Term”). If the Employment Term would expire on or following the date of the first public announcement of a transaction or other event that would constitute a change in control (such announcement, a “Public Announcement”) and prior to consummation of such change in control, the Employment Term would automatically extend for a period of one year from the date the Employment Term would otherwise have expired, except that the Employment Term would end if such potential change in control were terminated or abandoned. During the Employment Term, Mr. Kanas will continue to serve as Chief Executive Officer of the Company, reporting to our Board, and Mr. Singh will continue to serve as the Chief Operating Officer of the Company, reporting to the Chief Executive Officer.
Key Components of Compensation under the Employment Agreements with Messrs. Kanas and Singh
The key components of compensation, as provided under the terms of the employment agreements, are as follows:

2016 Employment Agreements
Element of Pay	Description	Purpose
Base Salary	Fixed cash compensation	To attract and retain key executive talent and to compensate for services rendered during the fiscal year
Short-Term Incentive Award	Performance-based cash payment based on financial, operational and strategic metrics	To motivate executive officers to achieve the Company's annual strategic and financial goals
Long-Term Incentive Plan (“LTIP”) - Time-Based	Restricted Stock Units with 3-year vesting based on continued service (at Target payout, would comprise 50% of total LTIP award)	To align interests of executives and stockholders, use as retention tool and provide appropriate balance of at-risk compensation
LTIP- Performance-Based	Performance Stock Units with 3-year performance-based vesting (at Target payout, would comprise 50% of total LTIP award)	To motivate executive officers to create long-term value creation for our stockholders
The performance criteria for Messrs. Kanas and Singh during the 2016 fiscal year for both the short-term cash incentive and LTIP awards were set by the Compensation Committee, which has the right to change the criteria each year. For the 2016 fiscal year, the criteria for the short-term cash incentive and the LTIP performance award are as follows:

•	Short-term incentive criteria:

◦	Five performance metrics measured against peer group as defined by the Compensation Committee.

◦	Relative year-over-year growth measured for the following: new loans and leases portfolio, deposit portfolio and operating net income.

◦	Maintenance of strong asset quality ratios measured by relative non-performing assets ratio (excluding covered assets) and reserve coverage ratio (excluding covered loans).

◦	Awards payable in cash and maximum awards will reflect performance at or above the 85th percentile of the defined peer group.

◦	Payouts are capped at 150% of the executive’s target award value.

•	LTIP performance criteria:

◦
Relative performance metrics to be measured on the achievement of three equally-weighted performance metrics and include: operating net income growth, total stockholder return and net charge-off ratio.

◦	Performance will be measured over a three-year period.

◦
The performance share award will be denominated in a target number of shares at the beginning of the performance period with fair market value of the grant based on the target value of the performance award. The actual number of shares earned will be determined at the end of the three-year measurement period based on actual performance and the fair market value on the date of grant.

◦	Maximum awards will reflect performance at or above the top third of the defined peer group.

◦	Payouts are capped at 150% of the executive’s target award value.
Consistent with the terms of the prior awards granted to Messrs. Kanas and Singh pursuant to their prior employment agreements, if BankUnited fails to be well-capitalized in any year, as defined by the applicable federal banking regulator for purposes of the prompt corrective action provisions of the Federal Deposit Insurance Act, no awards will be payable or granted to Messrs. Kanas and Singh, regardless of the Company having met the established performance criteria. In addition, the Compensation Committee reserves the right to use its discretion to adjust the financial results of the Company for unplanned or unforeseen events that impact financial statements, such as acquisitions and changes in legislation. Such adjustments would also be applied to the peers to allow for relative performance comparisons.
An illustrative breakdown of total compensation based on the achievement of certain performance criteria is as follows for each of Messrs. Kanas and Singh:

John A. Kanas 2016 Employment Agreement
Component	Low	Target	Maximum
Base Salary	$1,300,000	$1,300,000	$1,300,000
Short-Term Cash Incentive	$--	$1,950,000	$2,925,000
LTIP - Time	$1,202,500	$1,202,500	$1,202,500
LTIP - Performance	$--	$1,202,500	$1,803,750
Total Compensation	$2,502,500	$5,655,000	$7,231,250
% Performance-Based Compensation	—%	56%	65%

Rajinder P. Singh 2016 Employment Agreement
Component	Low	Target	Maximum
Base Salary	$700,000	$700,000	$700,000
Short-Term Cash Incentive	$--	$1,050,000	$1,575,000
LTIP - Time	$525,000	$525,000	$525,000
LTIP - Performance	$--	$525,000	$787,500
Total Compensation	$1,225,000	$2,800,000	$3,587,500
% Performance-Based Compensation	—%	56%	66%
Other Terms of the Employment Agreement with Messrs. Kanas and Singh
Benefit Plans
Each of Messrs. Kanas and Singh will also be entitled to participate in the Company’s employee benefit plans and perquisites on the same basis as generally made available to other senior executives of the Company, as well as other benefits specified under the employment agreements. For Mr. Singh, such specified benefits include a commitment by the Company to purchase, pay all premiums on and otherwise maintain in good standing a second-to-die life insurance policy with a death benefit of not less than $15 million (the “Split-Dollar Life Insurance Policy”).
Severance and Change-in-Control Terms
The employment agreements provide that, in the event of an executive’s termination of employment by the Company without Cause or by the executive for Good Reason (each, as defined in the employment agreements)

during the Employment Term, such executive would be entitled to receive, subject to the executive’s execution of a release of claims against the Company, (i) payment of an amount equal to two times the sum of the applicable executive’s base salary and Target Annual Incentive (or three times such sum if termination occurs on or following a change in control); (ii) payment of the executive’s prorated annual incentive award based on actual performance for the year of termination (or a prorated annual incentive award based on target performance if termination occurs on or following a change in control); (iii) full vesting of the restricted share unit awards (and any other time-based equity awards); (iv) vesting of the performance unit awards (and any other performance-based equity awards) based on actual achievement for the performance criteria (or, if the termination occurs following a Public Announcement, the performance unit awards will convert into a time-based restricted stock unit award (with the number of units determined based on the award agreement) that vest on the later of the change in control and the date of termination); (v) continued coverage under the Company’s group health plans at the Company’s expense for up to 24 months following termination; and (vi) for Mr. Singh, continuation of the Split-Dollar Life Insurance Policy.
In addition, the employment agreements provide that, in the event of Messrs. Kanas’ or Singh’s termination of employment during the Employment Term due to the applicable executive’s death or Disability (as defined in the employment agreements), such executive would be entitled to receive the benefits described in (iii)-(vi) above, as applicable, and in the event such executive continues his employment with the Company following expiration of the Employment Term and his employment is subsequently terminated for any reason, such executive will be entitled to receive the benefits described in (iii), (iv) and (vi) above, as applicable.
Upon a change in control, the performance unit awards granted to Messr. Kanas and Singh under their employment agreements automatically convert to time-based restricted share units (“Converted RSUs”) that vest at the completion of the three-year performance period, subject to the applicable executive’s continued employment with the Company through the vesting date. In the event an executive’s termination of employment due to the executive’s death or Disability, without Cause by the Company, for Good Reason by the executive or for any reason following the expiration of such executive’s employment agreement, in each case, prior a Public Announcement, any unvested portions of the performance unit awards will vest based on actual achievement of the performance criteria. If any such termination occurs on or following a Public Announcement and contingent on the consummation of the change in control, the Converted RSUs will fully vest on the later to occur of (i) the date of such change in control and (ii) the termination date.
The employment agreements do not require the Company to reimburse the executives for the amount of any golden parachute excise tax imposed under Section 4999 of the Internal Revenue Code. Instead, if the payments to be received by either executive under the employment agreements would result in the imposition of the golden parachute excise tax, the amounts payable will be paid in full or reduced to such lesser amounts that would result in no portion of the payments being subject to the golden parachute excise tax, whichever would result in such executive’s receipt of the greatest amount under his employment agreement on an after-tax basis.
Restrictive Covenants
Each of the executives is subject to confidentiality and non-disparagement obligations under the employment agreements, as well as non-competition and non-solicitation covenants for a period of 18 months following a termination of employment during the Employment Term by the Company for Cause or following Executive’s voluntary resignation without Good Reason.
The employment agreements are subject to regulatory laws to the extent applicable.
Compensation for our Other Named Executive Officers
Ms. Lunak and Messrs. Cornish and Roberto have not entered into employment agreements, but they are participants under a new compensation plan that ties a substantial portion of their total compensation to performance.

For Ms. Lunak, beginning with the 2016 fiscal year, both her short-term cash incentive award and long-term incentive award will be tied to the same performance metrics as Messrs. Kanas and Singh’s short-term incentive program. For Mr. Cornish, both of short-term cash incentive award and long-term incentive award will be tied to prudent loan and deposit growth in the Florida market. For Mr. Roberto, both his short-term cash incentive award and long-term incentive award will be tied to deposit growth in the New York market.
An illustrative summary of total compensation for Ms. Lunak and Messrs. Cornish and Roberto at target performance is as follows:

Component	Lunak	Cornish	Roberto
Base Salary	$400,000	$500,000	$300,000
Short-Term Cash Incentive	$350,000	$600,000	$350,000
LTIP - Performance	$400,000	$650,000	$350,000
Total Compensation	$1,150,000	$1,750,000	$1,000,000
% Performance-Based Compensation	65%	71%	70%

COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Michael J. Dowling, Chair
Tere Blanca
Eugene F. DeMark
Sanjiv Sobti, Ph.D.

Summary Compensation Table for 2015
The following summary compensation table sets forth the total compensation paid or accrued for the years 2013, 2014 and 2015 to our named executive officers.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2) (3) (4)	Stock Awards ($) (5) (6)	Non-Equity Incentive Plan Compensation ($)(7) (8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $ (9)	All Other Compensation ($) (10)		Total ($)

John A. Kanas	2015	—	—	1,020,029	4,815,000	—	196,100	(10)	6,031,129
Chairman, President and Chief Executive Officer	2014	—	1,500,000	1,020,000	1,870,000	—	262,278		4,652,278
	2013	—	1,500,000	1,020,021	1,870,000	21,249	231,337		4,642,607

Leslie N. Lunak	2015	400,000	332,500	391,875	—	—	11,925	(11)	1,136,300
Chief Financial Officer	2014	400,000	332,500	393,000	—	—	11,700		1,137,200
	2013	383,335	350,000	—	—	—	9,513		742,848

Rajinder P. Singh	2015	500,000	—	500,014	1,750,000	—	75,000	(12)	2,825,013
Chief Operating Officer	2014	500,000	750,000	500,003	500,000	—	108,786		2,358,789
	2013	500,000	750,000	500,004	500,000	10,214	104,258		2,364,476

Thomas M. Cornish	2015	500,000	600,000	627,000	—	—	11,925	(13)	1,738,925
President, Florida Region BankUnited, N.A.

Joseph Roberto	2015	300,000	350,000	282,150	—	—	11,925	(14)	944,075
President, New York Region BankUnited, N.A.

(1)	Effective March 1, 2013, Ms. Lunak became CFO of the Company. On February 1, 2013, her base salary increased from $200,000 to $400,000.

(2)
2013 - For each of Messrs. Kanas and Singh, represents a retention bonus paid on December 15, 2013. For Ms. Lunak, represents a discretionary bonus earned for performance rendered in 2013 and paid on February 20, 2014.

(3)
2014 - For each of Messrs. Kanas and Singh, represents a retention bonus paid on December 15, 2014. For Ms. Lunak represents a discretionary bonus earned for performance rendered in 2014 and paid during the first quarter of 2015.

(4)	2015 - For Ms. Lunak and Messrs. Cornish and Roberto represents a discretionary bonus earned for performance rendered in 2015 and paid on March 4, 2016.

(5)
Amounts shown do not reflect the compensation actually received in 2015 by the named executive officers. Instead, amounts represent the aggregate grant date fair value of performance and restricted shares granted to the named executive officers calculated in accordance with FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 14 in the Consolidated Financial Statements in BankUnited’s Annual Report on Form 10-K for the year ended December 31, 2015.

(6)
We typically grant stock awards early in the year as part of total year-end compensation awarded for prior year performance. As a result, the amounts for stock awards generally appear in the Summary Compensation Table for the year after the performance year upon which they were based. On February 12, 2015, Ms. Lunak was awarded 12,500 restricted shares, Mr. Cornish 20,000 restricted shares and Mr. Roberto 9,000 restricted shares for their performance in the 2014 fiscal year and overall contributions to the Company. On February 12, 2014, Ms. Lunak was awarded 12,500 restricted shares for her performance in the 2013 fiscal year and overall contribution to the Company.

(7)	For each of Messrs. Kanas and Singh, represents a performance-based cash incentive award earned on June 30 and paid in August of each of the reflected years.

(8)	For each of Messrs. Kanas and Singh, 2015 amounts also reflect a performance-based cash incentive award earned on December 31, 2015 and paid in February 2016.

(9)
Represents the value of above-market earnings on nonqualified deferred compensation amounts credited with respect to each applicable named executive officer. Pursuant to our Nonqualified Deferred Compensation Plan, amounts deferred thereunder were credited with interest at a rate of 6% per annum. According to IRS guidelines, as of December 2013, interest above 2.89% was considered above market.

(10)
All other compensation for Mr. Kanas includes contributions of $11,925 and $72,225 made by us on Mr. Kanas' behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $32,606 for an automobile allowance and $79,344 for a driver allowance.

(11)	All other compensation for Ms. Lunak represents a contribution of $11,925 made by us on Ms. Lunak's behalf to our 401(k) plan.

(12)
All other compensation for Mr. Singh includes contributions of $11,925 and $33,075 made by us on Mr. Singh's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively and $30,000 for an automobile allowance.

(13)	All other compensation for Mr. Cornish represents a contribution of $11,925 made by us on Mr. Cornish's behalf to our 401(k) plan.

(14)	All other compensation for Mr. Roberto represents a contribution of $11,925 made by us on Mr. Roberto's behalf to our 401(k) plan.
Grants of Plan-Based Awards
The following table sets forth certain information with respect to the plan-based awards granted to each of our named executive officers during 2015.
2015 Grants of Plan-Based Awards

Name	Grant Date	Payouts Under Non-Equity Incentive Plan Awards (1)			Number of Performance Shares (#) (2)	Number of Restricted Shares (#) (3)	Closing Market Price on Date of Grant ($/SH)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)
John A. Kanas	8/12/2015	1,559,000	2,252,00	2,945,000	27,946	—	36.50	1,020,029
Leslie N. Lunak	2/12/2015	—	—	—	—	12,500	31.35	391,875
Rajinder P. Singh	8/12/2015	625,000	938,000	1,250,000	13,699	—	36.50	500,014
Thomas M. Cornish	2/12/2015	—	—	—	—	20,000	31.35	627,000
Joseph Roberto	2/12/2015	—	—	—	—	9,000	31.35	282,150

(1)	Represents performance-based incentive awards granted for the performance period that began on July 1, 2015 and ended on December 31, 2015, which were paid in February 2016.

(2)
Represents performance-based share awards granted to each named executive under the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan. In the case of Messrs. Kanas and Singh, this award was vested as to one-third on August 12, 2015 and the unvested portion of the awards will vest in equal installments on June 30, 2016 and June 30, 2017, subject to the applicable executive's continued employment through such dates.

(3)
Represents restricted stock awards granted to each named executive under the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan. On February 12, 2015, Ms. Lunak was awarded 12,500 restricted shares, Mr. Cornish 20,000 restricted shares and Mr. Roberto 9,000 restricted shares for their performance in the 2014 fiscal year and overall contribution to the Company. The shares vest in equal, annual installments on the first three anniversaries of the date of grant, subject to continued employment through the applicable vesting dates.

(4)
Represents the value of restricted shares based on the closing price of the Company's common stock at the date of grant pursuant to FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 14 in the Consolidated Financial Statements in BankUnited’s Annual Report on Form 10-K for the year ended December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of equity awards outstanding on December 31, 2015 for each of our named executive officers.
Outstanding Equity Awards at 2015 Fiscal Year-End

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares That Have Not Vested ($)(6)
John A. Kanas	2,226,258	—	27.00	2/2/2021	29,836	(1)	1,075,886
Leslie N. Lunak	18,000	—	22.24	11/17/2020	20,833	(2)	751,238
Rajinder P. Singh	989,448	—	27.00	2/2/2021	14,625	(3)	527,378
Thomas M. Cornish	—	—	—	—	86,666	(4)	3,125,176
Joseph Roberto	—	—	—	—	15,000	(5)	540,900

(1)	20,521 performance shares scheduled to vest on June 30, 2016 and 9,315 performance shares scheduled to vest on June 30, 2017.

(2)	8,333 shares vested on February 12, 2016. For 12,500 shares, 8,333 scheduled to vest on February 12, 2017 and 4,167 scheduled to vest on February 12, 2018.

(3)	10,059 performance shares scheduled to vest on June 30, 2016 and 4,566 performance shares scheduled to vest on June 30, 2017.

(4)
6,667 shares vested on February 12, 2016 and 33,333 vested on March 17, 2016. For 13,333 shares, fifty percent scheduled to vest on February 12, 2017 and the remaining fifty percent scheduled to vest on February 12, 2018. 33,333 shares are scheduled to vest on March 17, 2017.

(5)	6,000 shares vested on February 12, 2016. For 9,000 shares, 6,000 scheduled to vest on February 12, 2017, and 3,000 scheduled to vest on February 12, 2018.

(6)	Based on the $36.06 closing price of our common stock on December 31, 2015.

Option Exercises and Stock Vested
The following table contains information regarding equity held by our named executive officers, which vested during fiscal year 2015.
2015 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (3)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (4)
John A. Kanas	—	—	31,769	(1)	1,146,770

Leslie N. Lunak	—	—	8,334	(2)	286,148

Rajinder P. Singh	100,000	1,543,445	15,573	(1)	562,141

Thomas M. Cornish	—	—	33,334	(2)	1,104,355

Joseph Roberto	—	—	3,000	(2)	94,050

(1)	Represents shares vested pursuant to the terms of performance share award agreements.

(2)	Represents shares vested pursuant to the terms of restricted stock award agreements.

(3)
The value is equal to the difference between the fair market value of our common stock on the date of exercise and the applicable exercise price, multiplied by the number of shares vesting or acquired on such date.

(4)	The value is equal to the closing market price of a share of our common stock at the vesting date, multiplied by the number of shares vesting or acquired on such date.

Nonqualified Deferred Compensation
Messrs. Kanas and Singh were eligible to participate in our Nonqualified Deferred Compensation Plan for fiscal year 2013. In 2014, we approved a new Nonqualified Deferred Compensation Plan in which all our named executive officers (as well as certain other employees) may participate. For 2015, our Nonqualified Deferred Compensation Plan allows each named executive officer the ability to defer up to 100% of eligible compensation. Each of Messrs. Kanas and Singh is eligible to receive company matching contributions under the plan. For the 2015 plan year, we contributed an amount equal to one hundred percent of the first one percent plus seventy percent of the next five percent of eligible compensation that Messrs. Kanas and Singh elected to defer under the plan. Amounts deferred by a named executive officer are vested at all times and amounts that we contribute on the executive's behalf will become vested upon the earlier to occur of a change in control (as defined in the plan), the executive's death, disability, attainment of "Normal Retirement Age" under our 401(k) plan or completion of two years of service. Amounts deferred under our Nonqualified Deferred Compensation Plan are distributed upon a date specified by the executive, which may be no earlier than January 1 of the third plan year following the plan year in which the compensation would have otherwise been paid to the executive, or upon the earliest to occur of the executive's separation from service, disability or a change in control.

Nonqualified Deferred Compensation Table for 2015

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
	($)(1)	($)(2)	($)	($)	($) (3)
John A. Kanas	802,500	72,225	80,545	171,786	2,001,447

Leslie N. Lunak	366,251	—	21,610	—	593,403

Rajinder P. Singh	551,250	33,075	85,230	91,355	1,855,430

Thomas M. Cornish	—	—	—	—	—

Joseph Roberto	—	—	—	—	—

(1)
The full amount of the contribution for Messr. Kanas and Singh and Ms. Lunak to the Nonqualified Deferred Compensation Plan is reflected as compensation earned as part of each executive's "Salary", and/or "Bonus" or "Non-Equity Incentive Plan Compensation" in 2015 in the "—Summary Compensation Table for 2015."

(2)
Amounts reflect our contributions, if any, to the Nonqualified Deferred Compensation Plan for the applicable named executive officer. These amounts are also reported in the "All Other Compensation" column of "—Summary Compensation Table for 2015."

(3)
These amounts include amounts previously reported in the Summary Compensation Table as "Salary," "Bonus," "Non-Equity Incentive Plan Compensation" or "All Other Compensation" for years prior to 2015, in the following aggregate amounts: $1,394,705 for Mr. Kanas, $1,348,668 for Mr. Singh and $200,000 for Ms. Lunak.

Potential Payments Upon Termination or Change-in-Control
The employment arrangements with our named executive officers provide for certain severance payments and benefits, to the extent applicable, in the event of a termination of employment as described below:
Employment Agreements with Messrs. Kanas and Singh. As of December 31, 2015, the Company’s prior employment agreements with Messrs. Kanas and Singh had expired, and, as reflected in the table below, they would not have been entitled to severance upon a termination of employment.
However, on February 2, 2016, we entered into new employment agreements with each of Messrs. Kanas and Singh, which are described in further detail above under “—2016 Compensation of Our Named Executive
Officers—Employment Agreements with Messrs. Kanas and Singh—Other Terms of the Employment
Agreements with Messrs. Kanas and Singh.”
Change in Control Agreement with our other NEOs
Ms. Lunak has a change in control agreement pursuant to which, if her employment is terminated by the Company without Cause (as defined in the change in control agreement), or by her due to a reduction in base salary, each within six months following a change in control of the Company, she would be entitled to a payment in the amount equal to one year of her base salary, payable on the date that is six months following the change in control. The agreement further provides for payment, on the date that is six months following completion of the change in control, of a lump sum retention bonus equal to one year of base salary (as in effect immediately prior to the change in control), subject to her continued employment with BankUnited and any successor to BankUnited through such date.

Mr. Roberto has a change in control agreement similar in structure to Ms. Lunak’s agreement. However, the lump sum payment is an amount equal to $700,000 less the value of any and all equity awards granted during his employment with the Company. As of December 31, 2015, the value of Mr. Roberto's equity awards exceeded $700,000 and the Company would have met its obligation pursuant to his change in control.
Mr. Cornish does not have a change in control agreement with us. However, his offer letter dated February 6, 2014, contains a provision whereby if his employment is terminated by the Company without Cause within the first year of employment, he would be entitled to an accelerated vesting of 33,333 restricted shares (one-third of his initial grant) and a severance payment of $500,000. This provision expired on February 6, 2015 and is no longer applicable.
Equity Awards
Generally. In the event of a change in control (as defined in the Company's 2010 and 2014 Omnibus Equity Incentive Plans), all outstanding awards held by the named executive officers that are then unvested would be subject to accelerated vesting, and any performance-based shares to be prospectively awarded with respect to a pending performance period would be granted and vested at target levels.
Equity Awards Granted to Messrs. Kanas and Singh in 2016. In connection with the entry into the employment agreements with Messrs. Kanas and Singh on February 2, 2016, each was granted performance units and restricted share units pursuant to the terms of the employment agreements. The agreements governing these awards contain termination and change-in-control provisions, which are described in further detail under “—2016 Compensation of Our Named Executive Officers—Employment Agreements with Messrs. Kanas and Singh—Other Terms of the Employment Agreements with Messrs. Kanas and Singh.” Because these awards had not been granted as of December 31, 2015, they are not reflected in the table below.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the named executive officers, which were estimated assuming that the triggering event took place on the last business day of the fiscal year (December 31, 2015) and calculated using the closing price per share of our common stock on such date ($36.06), and also assumes a cash-out of equity awards in connection with a change in control.

	Cash Severance	Continued Benefits	Value of Acceleration of Equity	Excise Tax Gross-Up	Total
	($)	($)	($)	($)	($)
John A. Kanas (1)
Death / Disability	—	—	—	—	—
For Cause / Without Good Reason	—	—	—	—	—
Without Cause / For Good Reason	—	—	—	—	—
Change in Control	—	—	1,075,886	—	1,075,886

Leslie N. Lunak
Change in Control	400,000	—	751,238	—	1,151,238

Rajinder P. Singh
Death / Disability	—	—	—	—	—
For Cause / Without Good Reason	—	—	—	—	—
Without Cause / For Good Reason	—	—	—	—	—
Change in Control	—	—	527,378	—	527,378

Thomas M. Cornish
Change in Control	—	—	3,125,176	—	3,125,176

Joseph Roberto
Change in Control	—	—	540,900	—	540,900

(1)
Pursuant to our Nonqualified Deferred Compensation Plan, as described above under "—Nonqualified Deferred Compensation.", Mr. Kanas has elected to receive a lump sum payment of the balance in his account upon a change of control. The 2015 year-end account balance under the plan is shown in Nonqualified Deferred Compensation Table for 2015 set forth above.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2015, relating to the Company's equity compensation plans pursuant to which grants of equity incentive awards to acquire shares of our common stock may be granted from time to time.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	27,762	(1)	N/A		3,958,355

Equity compensation plans not approved by securityholders	4,629,558	(2)(3)	$26.47	(4)	23,965	(5)
Total	4,657,320				3,982,320

(1)	Includes 27,762 shares subject to restricted share awards issued under the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan.

(2)
Includes 1,005,820 shares subject to restricted share awards and 3,623,738 shares subject to stock options under the BankUnited, Inc. 2009 Stock Option Plan (the "2009 Plan") and the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan (the "2010 Plan").

(3)
Excludes 27,414 shares subject to outstanding stock options under the Heritage Bank, N.A. 2008 Stock Incentive Plan, which options have a weighted-average exercise price of $46.14. This plan was assumed in connection with the Company's acquisition of Herald National Bank. No further awards are available for issuance under this plan.

(4)	Represents the weighted average exercise price on stock options only.

(5)	The above shares are available under the 2010 Plan. The 2009 Plan was frozen on February 12, 2014 and no further awards are available for issuance thereunder.
In connection with the IPO, the Company adopted the 2010 Plan. The 2010 Plan is administered by the Board or a committee thereof and provides for the grant of non-qualified stock options, share appreciation rights, restricted shares, deferred shares, performance shares, unrestricted shares and other share-based awards to selected employees, directors or independent contractors of the Company and its affiliates. The number of shares of common stock authorized for award under the 2010 Plan is 7,500,000, of which 23,965 shares remained available for issuance as of December 31, 2015. In February 2016, the Compensation Committee approved awards of 572,205 restricted shares to employees in recognition of their contribution to the Company's performance in fiscal year 2015. Shares of common stock delivered under the 2010 and 2014 Plans may consist of authorized but unissued shares or previously issued shares reacquired by the Company. The term of a share option or stock appreciation right issued under the 2010 and 2014 Plans may not exceed ten years from the date of grant and the exercise price may not be less than the fair market value of the Company's common stock at the date of grant. Unvested awards generally become fully vested in the event of a change in control (as defined in the 2010 and 2014 Plans).

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE REMOVAL OF DIRECTORS WITH OR WITHOUT CAUSE AND TO ELIMINATE ARTICLE THIRTEENTH AND OTHER REFERENCES TO THE COMPANY’S INITIAL EQUITY SPONSORS THAT ARE NO LONGER APPLICABLE
Proposal
The Company’s stockholders are being asked to approve an amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that (i) would provide for the Directors to be removed from office with or without cause and (ii) would eliminate Article Thirteenth, whereby the Company renounced its interest or expectancy to engage in business transactions with Equity Sponsors (i.e. the Company’s initial stockholders, who were subject to certain restrictions pursuant to commitments they made with the Federal Deposit Insurance Corporation, or the FDIC, in May 2009), and other references in the Certificate of Incorporation to the Equity Sponsors that are no longer applicable.
Our Board of Directors has adopted a resolution approving the proposed amendment, declaring that it is advisable and directing that it be submitted to our stockholders for approval.
The description in this Proxy Statement of the proposed amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Certificate of Incorporation, as amended and restated as proposed herein, and which is attached to this Proxy Statement as Appendix A. For convenience of reference, a copy of the Company’s Certificate of Incorporation showing the proposed amendment, with deleted text shown in strikethrough and added text shown as underlined and highlighted, is attached to this Proxy Statement as Appendix B. The approval of the amendment to the Certificate of Incorporation of the Company, as amended, to provide for the removal of directors with or without cause and to eliminate Article Thirteenth and other references to the Company’s initial equity sponsors that are no longer applicable requires the affirmative vote of a majority of the outstanding shares of common stock of the Company.
Elimination of “only for cause” removal of Directors
The Company’s existing Article 5(d) permits removal of Directors only for cause by the affirmative vote of the stockholders of the Company representing the majority of the capital stock entitled to vote, and subject to applicable law and the rights, if any, of the holders of shares of Preferred Stock then outstanding. In light of a recent ruling of the Delaware Chancery Court, the Company proposes to amend the Company’s Certificate of Incorporation to provide for the removal of Directors with or without cause. If the proposed amendment is approved by the Company’s stockholders, Directors of the Board may be removed for or without cause by the affirmative vote of the majority of stockholders entitled to vote and subject to applicable law and the rights, if any, of the holders of shares of Preferred Stock then outstanding.
Elimination of Article Thirteenth
Pursuant to the existing Article Thirteenth, the Company renounces its interest or expectancy to engage in business transactions with Equity Sponsors, which are defined as WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., WLR/GS Master Co-Investment, L.P., Carlyle Partners V, L.P., Carlyle Partners V-A, L.P., CP V Coinvestment A, L.P., CP V Coinvestment B, L.P., Carlyle Strategic Partners II, L.P., CSP II Co-Investment, L.P., Carlyle Financial Services BU, L.P., Centerbridge Capital Partners, L.P., Centerbridge Capital Partners SBS, L.P., Centerbridge Capital Partners Strategic, L.P., CB BU Investors, L.L.C., CB BU Investors II, L.L.C., CB BU Investors III, L.L.C., Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P. and Blackstone Participation Partnership V L.P. and their respective affiliates and subsidiaries. The Equity Sponsors held ownership interests in the corporate entity which acquired the failed BankUnited, FSB from the FDIC in May 2009. The Equity Sponsors were prevented by commitments to FDIC from engaging in certain transactions with the Company as long as certain factors, including share ownership, would apply. The Equity Sponsors divested their interests in the Company’s shares in a series of secondary offerings conducted in November 2013 and March 2014 such that their ownership decreased to less than 5% of the Company’s shares. The commitments with the FDIC were subsequently removed by the FDIC in April 2014, essentially lifting the restrictions between the Company and the Equity Sponsors. Therefore, at the current time, Article Thirteenth is no longer relevant or applicable.
Other Conforming Revisions
As part of the proposed amendment of the Certificate of Incorporation, certain other provisions of the Certificate of Incorporation that refer to terms included in the modified provisions would also be eliminated because they are no longer relevant and have been revised accordingly.
If approved, the amended Certificate of Incorporation will be effective at the close of business on the date of filing an amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware.
As noted above, the description in this Proxy Statement of the proposed amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Certificate of Incorporation, as amended and restated as proposed herein, and which is attached to this Proxy Statement as Appendix A. For convenience of reference, a copy of the Company’s Certificate of Incorporation showing the proposed amendments, with deleted text shown in strikethrough and added text shown as underlined and highlighted, is attached to this Proxy Statement as Appendix B.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE REMOVAL OF DIRECTORS WITH OR WITHOUT CAUSE AND TO ELIMINATE ARTICLE THIRTEENTH AND OTHER REFERENCES TO THE COMPANY’S INITIAL EQUITY SPONSORS THAT ARE NO LONGER APPLICABLE.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING IN UNCONTESTED ELECTIONS OF DIRECTORS

The California State Teachers' Retirement System ("CalSTRS") has notified us of its intention to present the following proposal at the Annual Meeting. We have been notified that CalSTRS owns 314,528 shares of common stock as of December 7, 2015 and is located at 100 Waterfront Place, MS-04, West Sacramento, CA 95605-2807. In accordance with SEC rules, the text of the stockholder proposal and supporting statement are printed below exactly as they were submitted to us. We are not responsible for the contents of the proposal or the supporting statement.
BE IT RESOLVED:

That the shareholders of BankUnited, Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT:

In order to provide shareholders a meaningful role in director elections, the Company's current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company's current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because "withheld" votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation's leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 94% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term shareholder of the Company and we believe that accountability is of upmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder's role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors' accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal.

Board of Directors Recommendation:
Our Board of Directors has considered the proposal set forth above relating to majority voting for uncontested director elections, and has determined to make no voting recommendation to stockholders. The proposal, which is advisory in nature, would constitute a recommendation to the Board if approved by stockholders. Our Board recognizes that there are valid arguments in favor of, and in opposition to, majority voting. The Board wants to use this proposal as an opportunity for our stockholders to express their views on this subject without being influenced by any recommendation the Board might make.
Supporters of plurality voting contend, among other things, that plurality voting is the default standard for director elections under Delaware law, that adopting a majority voting standard would unnecessarily complicate director elections, and that adoption of majority voting could lead to unintended consequences such as no directors being elected, the Company not being in compliance with applicable NYSE or SEC rules regarding independent directors or the potential loss of a person whose service the Board believes would make a valuable contribution to the Board's oversight of the Company's business and affairs. Supporters of a majority voting standard often make arguments such as those set forth above in the proponent's supporting statement.
Approval of this proposal requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal at the Annual Meeting once a quorum is present. Such approval would not, by itself, implement majority voting. In order to implement majority voting, the Company's bylaws would need to be amended. If stockholders approve the proposal at this year's Annual Meeting, the Board will adopt an amendment to the bylaws that would implement majority voting in director elections no later than the 2017 Annual Stockholders Meeting.If stockholders return a validly executed proxy solicited by the Board of Directors, the shares represented by the proxy will be voted on this proposal in the manner specified by the stockholder. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be counted as abstentions. However, since approval of the proposal requires a majority of the shares present in person or by proxy and entitled to vote on the matter, abstentions will have the same effect as a vote against the proposal.

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of the Company's equity securities as of March 18, 2016: (1) each person or entity, based on information contained in Schedules 13G filed with the SEC, who owns of record or beneficially more than 5% of any class of the Company's voting securities; (2) each of the Company's executive officers and directors; and (3) all of the Company's directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of SEC. To our knowledge, each stockholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o BankUnited, Inc., 14817 Oak Lane, Miami Lakes, Florida 33016.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 18, 2016. We did not, however, deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number	%
Executive Officers, Directors and Director Nominees:
John A. Kanas(1)	3,546,006	3.4
Rajinder P. Singh(2)	1,242,890	1.2
Leslie N. Lunak(3)	71,462	*
Mark P. Bagnoli(4)	19,458	*
Jeffrey Starr(5)	39,000	*
Thomas M. Cornish(6)	111,198	*
Joseph Roberto(7)	24,219	*
Tere Blanca(8)	3,000	*
Eugene F. DeMark(9)	14,682	*
Michael Dowling(10)	3,000	*
Douglas J. Pauls(11)	277,112	*
A. Gail Prudenti(12)	1,230
Sanjiv Sobti (13)	2,000	*
A. Robert Towbin(14)	2,200	*
Lynne Wines	1,000
All executive officers and directors as a group (15 persons)	5,358,457	5.1
Greater than 5% Stockholders (Other than Executive Officers and Directors):
Wellington Management Group LLP(15)	6,650,499	6.4
T. Rowe Price(16)	5,496,125	5.3
The Vanguard Group(17)	6,675,147	6.4
____________________

(1)
Includes 29,836 restricted shares; 40,285 restricted share units and 2,226,258 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 18, 2016.

(2)
Includes 14,625 restricted shares; 17,588 restricted share units and 989,448 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 18, 2016.

(3)	Includes 25,000 restricted shares and 18,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 18, 2016.

(4)	Includes 12,000 restricted shares.

(5)	Includes 24,000 restricted shares.

(6)
Includes 66,666 restricted shares and 400 shares held by the P.A. Castellanos-Cornish Revocable Trust, for which Mr. Cornish serves as a co-trustee. Mr. Cornish disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. The address of the P.A. Castellanos-Cornish Revocable Trust is 1411 Mendavia Ave., Coral Gables, FL 33146.

(7)	Includes 19,000 restricted shares.

(8)	Includes 1,666 restricted shares.

(9)	Includes 6,000 restricted shares.

(10)	Includes 1,999 restricted shares.

(11)
Includes 1,666 restricted shares, 214,732 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 18, 2016 and 31,000 shares held by the Pauls Family Foundation, for which Mr. Pauls serves as co-trustee. Mr. Pauls disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. The address of the Pauls Family Foundation is 4055 Gnarled Oaks Lane, Johns Island, SC 29455.

(12)	Includes 330 shares held by Judge Prudenti's spouse.

(13)	Includes 1,666 restricted shares.

(14)	Includes 1,666 restricted shares.

(15)
Based on the Schedule 13G dated as of December 31, 2015 filed with the SEC, Wellington Management Group LLP is deemed to have beneficial ownership of 6,650,499 shares of common stock, including shared voting power over 6,137,776 shares and shared dispositive power over 6,650,499 shares. Based on the Schedule 13 G dated as of December 31, 2015 filed with the SEC, the address of Wellington Management Group LLP is c/o Wellington Management Company LLP; 280 Congress Street, Boston, MA 02210.

(16)
Based on the Schedule 13G dated as of December 31, 2015 filed with the SEC, T. Rowe Price Associates Inc. and its affiliates are deemed to have beneficial ownership of 5,496,125 shares of common stock, including sole voting power over 1,085,525 shares and sole dispositive power over 5,496,125 shares. Based on the Schedule 13G dated as of December 31, 2015, the address of T. Rowe Price, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(17)
Based on the Schedule 13G dated as of December 31, 2015 filed with the SEC, The Vanguard Group and its affiliates are deemed to have beneficial ownership of 6,675,147 shares of common stock, including sole voting power over 74,609 shares, shared voting power over 4,600 shares, sole dispositive power over 6,602,138 shares and shared dispositive power over 73,009 shares. Based on the Schedule 13G dated as of December 31, 2015 filed with the SEC, the address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

CERTAIN RELATED PARTY RELATIONSHIPS
Review and Approval of Transactions with Related Persons
Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.
Our Board of Directors has also adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NYSE concerning related party transactions. Related party transactions are transactions in which our Company is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of our Company include directors (including nominees for election as directors), executive officers, greater than 5% stockholders of our Company and the immediate family members of these persons. Our general counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to our Related Party Transactions Policy. If so, the transaction will be referred for approval or ratification to the Nominating and Corporate Governance Committee. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors, the fairness of the proposed transaction; the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction; the appearance of an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction and the financial position of the director, executive officer or related party; whether the transaction would impair an outside director's independence; the acceptability of the transaction to the Company's regulators; and the potential violations of other Company policies. Additionally, all related party transactions are reviewed by the Audit and Risk Committee. Our Related Party Transactions Policy is available on our website at http://ir.bankunited.com, as Annex B to our Corporate Governance Guidelines.
Family Relationships
John Kanas, Jr., the son of Mr. Kanas, is employed by BankUnited, N.A. He participates in compensation and incentive plans on the same basis as similarly situated Bank employees. Mr. Kanas, Jr. is not an executive officer of the Company and does not report directly to an executive officer of the Company. His compensation of approximately $438,000, which included a salary of $70,000 and incentive payments of $368,000, exceeded the $120,000 related person transaction threshold during 2015 and as a result was reviewed by the Nominating and Corporate Governance Committee and the Audit and Risk Committee.
BankUnited employs the services of Marsh & McLennan Agency as our insurance broker. Patricia Castellanos-Cornish, the wife of Thomas M. Cornish (President, Florida Region of BankUnited, N.A.), was employed by Marsh & McLennan Agency in 2015. The relationship between the Company and Marsh & McLennan existed for several years before Mr. Cornish joined us in 2014. In fiscal year 2015, we paid Marsh & McLennan approximately $300,000 for their services, and as a result this transaction was reviewed by the Nominating and Corporate Governance Committee and the Audit and Risk Committee.
BankUnited employs the services of GrayRobinson as outside counsel for certain legal matters. Tyler Starr, the son of Jeffrey Starr (General Counsel of BankUnited, N.A.) is employed by GrayRobinson. In fiscal year 2015, we paid GrayRobinson approximately $300,000 for their services, and as a result this transaction was reviewed by the Nominating and Corporate Governance Committee and the Audit and Risk Committee.

Registration Rights Agreement
In connection with our IPO, BankUnited, Inc., certain investment funds affiliated with the Sponsors, LF Moby LLC, Mr. DeMark, Ambassador Cobb, Mr. Kanas, John Bohlsen, Mr. Pauls, Mr. Singh and certain former members of BU Financial Holdings LLC (our parent company prior to the initial public offering) entered into a registration rights agreement, dated February 2, 2011 (as amended February 29, 2012, the "Registration Rights Agreement").
Pursuant to the registration rights provisions, in the event that we are registering additional shares of common stock for sale to the public (except in connection with a registration on Form S-4 or Form S-8 or any successor or similar form or in a registration of securities solely relating to an offering and sale to employees pursuant to any employee stock plan or other employee benefit plan arrangement), we are required to give notice of such registration to all parties to the Registration Rights Agreement that hold registrable securities (which includes members of our management that hold shares of our common stock) of the intention to effect such a registration. Such notified persons have piggyback registration rights providing them the right to have us include the shares of common stock owned by them in any such registration if we have received written requests for inclusion therein within prescribed time limits, subject to other provisions under the Registration Rights Agreement.
Between March 2013 and March 2014, the Sponsors sold 51,931,097 shares of our common stock in registered secondary offerings (the "Secondary Offerings"). As a result of the Secondary Offerings, as of March 7, 2014, the Sponsors no longer owned any shares of our common stock, and the Registration Rights Agreement terminated with respect to the Sponsors.
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
In order to submit stockholder proposals for the 2017 annual meeting of stockholders for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8 promulgated under Section14(a) of the Exchange Act materials must be received by the Corporate Secretary at the Company's principal office in Miami Lakes, Florida, no later than December [ ], 2016.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
The Company's Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the Proxy Statement, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2017 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company's principal office in Miami Lakes, Florida (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the Company's Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 18, 2017, and no later than February 17, 2017. All director nominations and stockholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company.
Other than the proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BANKUNITED, INC.

BankUnited, Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), hereby certifies that (1) the name of the Corporation is BankUnited, Inc., (2) the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 28, 2009, under the name JAK InterCo, Inc., (3) this Amended and Restated Certificate of Incorporation was duly adopted on February 11, 2016 by the Board of Directors of the Corporation and approved by the stockholders of the Corporation on May [  ], 2016 in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and (4) this Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation to read in its entirety as follows:

FIRST. The name of the Corporation is BankUnited, Inc. (hereinafter, the “Corporation”).

SECOND. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH.

(a)
Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 of which the Corporation shall have authority to issue 400,000,000 shares of common stock, each having a par value of one cent per share ($0.01) (the “Common Stock”), and 100,000,000 shares of preferred stock, each having a par value of one cent per share ($0.01) (the “Preferred Stock”).

(b)	Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

1

(1)Each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation on which holders of Common Stock are entitled to vote.

(2)The holders of shares of Common Stock shall not have cumulative voting rights as defined in Section 214 of the DGCL.

(3)Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(4)In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debt and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively.

(5)No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(c)
Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock or any other series of stock; (iii) entitled to such rights upon any liquidation, dissolution or winding-up, whether voluntary or involuntary, of

2

the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or shares of any other series of the same class of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(d)
Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class or of shares of another series of such class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class or of shares of another series of such class, and as otherwise permitted by law.

FIFTH. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)
The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by applicable law, this Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Corporation (as amended from time to time, the “By-Laws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL and this Amended and Restated Certificate of Incorporation.

(b)	The number of directors of the Corporation shall be fixed from time to time exclusively by resolution of the Board of Directors.

(c)
Subject to the terms of any one or more classes or series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of

3

Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. The right of stockholders to fill vacancies on the Board of Directors is hereby specifically denied. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

(d)
Subject to applicable law and the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors (the “Voting Stock”).

(e)
Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to directors, if any, elected separately by the holders of one or more classes or series of Preferred Stock shall not be governed by this Article FIFTH, but rather shall be as provided for in the resolutions adopted by the Board of Directors creating and establishing such class or series of Preferred Stock.

(f)
In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL and this Amended and Restated Certificate of Incorporation and any By-Laws adopted by the stock-holders; provided, however, that no By-Laws hereafter adopted by the stock-holders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of any fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

4

SEVENTH. The Corporation shall indemnify any person that is or was a director or officer (and any person that is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation (or such other corporation, partnership, joint venture, trust or other enterprise) and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws, any statute or other law, by agreement, vote of stockholders or approval of the directors of the Corporation or otherwise.

Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of the stockholders of the Corporation. The ability of stockholders of the Corporation to consent in writing to the taking of any action is hereby specifically denied.

NINTH. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept, subject to any provision contained in the DGCL, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

5

TENTH. Except as otherwise required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time only by (i) the Chief Executive Officer or the President of the Corporation or (ii) the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of authorized directors then in office which states the purpose or purposes thereof or (iii) any stockholder or stockholders who beneficially own twenty-five percent (25%) or more of the votes entitled to be cast by the Voting Stock. Other than as set forth in clause (iii) of the preceding sentence, any power of the stockholders to call a special meeting of stockholders is hereby specifically denied. No business other than that stated in the notice of such meeting (or any amendment or supplement thereto), which notice, in the case of a special meeting called by a stockholder or stockholders, shall include all business requested by such stockholder or stockholders to be transacted at such meeting, shall be transacted at any special meeting.
ELEVENTH. The Corporation expressly elects not to be governed by Section 203 of the DGCL.
TWELFTH. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws. The affirmative vote of at least a majority of the Board of Directors shall be required to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of a majority of the votes entitled to be cast by the shares of outstanding capital stock entitled to vote thereon; provided, however, that no such repeal or modification of Article VIII of the By-Laws may adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

THIRTEENTH. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the

6

fullest extent permitted by law).

7

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this ________ day of _____________, 2016.

BANKUNITED, INC.

By:    ________________________
Name:    John A. Kanas

Title:	Chairman, President and Chief Executive Officer

8

Appendix B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BANKUNITED, INC.

~~The undersigned, John A. Kanas, certifies that he is the Chairman, President and Chief Executive Officer of~~ BankUnited, Inc., a corporation organized and existing under the laws of the state of Delaware (the “Corporation”), ~~and does~~ hereby ~~further certify as follows:~~ certifies that (1) ~~The~~the name of the Corporation is BankUnited, Inc., (2) ~~The name under which the Corporation was originally incorporated was JAK InterCo, Inc. and~~
the original ~~Certificate~~ certificate of ~~Incorporation~~ incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 28, 2009, under the name JAK InterCo, Inc., ~~The original Certificate of Incorporation was amended on May 21, 2009, November 12, 2009, October 22, 2010 and January 10, 2011, in each case by filing a certificate of amendment with the Secretary of State of the State of Delaware (collectively, the “Original Certificate of Incorporation”). Pursuant to the certificate of amendment filed on October 22, 2010, the Corporation changed its name to BankUnited, Inc.~~ (3) ~~This~~ this Amended and Restated Certificate of Incorporation was duly adopted on February 11, 2016 by the Board of Directors of the Corporation ~~(the “Board of Directors”)~~
and approved by the stockholders of the Corporation on May [  ], 2016 in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”)~~. In lieu of a meeting, the Corporation’s sole stockholder has, by unanimous written consent dated January 15, 2011, approved the amendment and restatement of the Original Certificate of Incorporation as set forth herein in accordance with the provisions of Section 228 of the DGCL, and such consent has been filed with the minutes of the proceedings of stockholders of the Corporation.~~ and (4) ~~This~~ this Amended and Restated Certificate of Incorporation amends and restates ~~integrates and further amends~~ the ~~Original~~ Certificate of Incorporation~~, as heretofore amended or supplemented.~~
~~The text of the Original Certificate of Incorporation of the Corporation is hereby amended and restated~~ to read in its entirety as follows:

FIRST~~:~~. The name of the Corporation is BankUnited, Inc. (hereinafter, the “Corporation”).

SECOND~~:~~. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

THIRD~~:~~. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State

1

of Delaware (the “DGCL”).

FOURTH~~:~~.

(a)
Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 of which the Corporation shall have authority to issue 400,000,000 shares of common stock, each having a par value of one cent per share ($0.01) (the “Common Stock”), and 100,000,000 shares of preferred stock, each having a par value of one cent per share ($0.01) (the “Preferred Stock”).

(b)	Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:
(1)Each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation on which holders of Common Stock are entitled to vote.

(2)The holders of shares of Common Stock shall not have cumulative voting rights ~~(~~as defined in Section 214 of the DGCL~~)~~.

(3)Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(4)In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debt and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively.

(5)No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(c)	Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes

2

or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock or any other series of stock; (iii) entitled to such rights upon any liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or shares of any other series of the same class of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(d)
Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class or of shares of another series of such class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class or of shares of another series of such class, and as otherwise permitted by law.

FIFTH~~:~~. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a)
The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by applicable law, this

3

Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Corporation (as amended from time to time, the “By-Laws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL and this Amended and Restated Certificate of Incorporation.

(b)	The number of directors of the Corporation shall be fixed from time to time exclusively by resolution of the Board of Directors.

(c)
Subject to the terms of any one or more classes or series of Preferred Stock then outstanding, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. The right of stockholders to fill vacancies on the Board of Directors is hereby specifically denied. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

(d)
~~Except as otherwise required by~~Subject to applicable law and ~~subject to~~ the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time~~, but only for cause, and only~~ by the affirmative vote of the holders of ~~shares representing~~ at least a majority in voting power of the ~~votes entitled to be cast by the shares of the then~~ issued and outstanding capital stock of the Corporation entitled to vote ~~generally~~ in the election of directors (the “Voting Stock”).

(e)
Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to directors, if any, elected separately by the holders of one or more classes or series of Preferred Stock shall not be governed by this Article FIFTH, but rather shall be as provided for in the resolutions adopted by the Board of Directors creating and establishing such class or series of Preferred Stock.

(f)
In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL and this Amended and Restated Certificate of Incorporation and any By-Laws adopted by the stock-holders; provided, however, that no By-Laws hereafter adopted by the stock-

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holders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH~~:~~. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of any fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SEVENTH. The Corporation shall indemnify any person that is or was a director or officer (and any person that is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation (or such other corporation, partnership, joint venture, trust or other enterprise) and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws ~~of the Corporation~~, any statute or other law, by agreement, vote of stockholders or approval of the directors of the Corporation or otherwise.

Any repeal or modification of this Article SEVENTH shall not adversely affect any

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rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of the stockholders of the Corporation. The ability of stockholders of the Corporation to consent in writing to the taking of any action is hereby specifically denied.

NINTH. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept, ~~(~~subject to any provision contained in the DGCL~~)~~, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws ~~of the Corporation~~.

TENTH. Except as otherwise required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time only by (i) the Chief Executive Officer or the President of the Corporation~~,~~ or (ii) the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of authorized directors then in office which states the purpose or purposes thereof~~,~~ or (iii) any stockholder or stockholders who beneficially own twenty-five percent (25%) or more of the votes entitled to be cast by the Voting Stock. Other than as set forth in clause (iii) of the preceding sentence, any power of the stockholders to call a special meeting of stockholders is hereby specifically denied. No business other than that stated in the notice of such meeting (or any amendment or supplement thereto), which notice, in the case of a special meeting called by a stockholder or stockholders, shall include all business requested by such stockholder or stockholders to be transacted at such meeting, shall be transacted at any special meeting.
ELEVENTH. The Corporation expressly elects not to be governed by Section 203 of the DGCL.
TWELFTH. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws ~~of the Corporation~~. The affirmative vote of at least a majority of the Board of Directors shall be required to adopt, amend, alter or repeal the By-Laws ~~of the Corporation~~. The ~~Corporation's~~ By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of a majority of the votes entitled to be cast by the shares of outstanding capital stock entitled to vote thereon; provided, however, that no such repeal or modification of Article VIII of the ~~Corporation's~~ By-Laws may adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or

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omissions occurring prior to such repeal or modification.

~~THIRTEENTH. To the fullest extent permitted by applicable law (including, without limitation, Section 122(17) of the DGCL (or any successor provision)), the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any of the Equity Sponsors (as defined below) or any of their affiliates (other than the Corporation and its subsidiaries) or to any of the directors or officers of the Corporation, even if such opportunity is of a character that, if referred or presented to the Corporation or any subsidiary thereof, could be taken by the Corporation or any subsidiary thereof, and, except as set forth in the exception at the end of this sentence, even if the opportunity is presented to any such person in part or in whole in his, her or its capacity as such stockholder, affiliate, director or officer of the Corporation, and none of the foregoing persons shall (i) have any duty to communicate or offer such corporate opportunity to the Corporation, or (ii) to the fullest extent permitted by law, be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, in each case, by reason of the fact that such person pursues or acquires such business opportunity for its own account (individually or as a partner, shareholder, member, participant or fiduciary), directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH. Neither the alteration, amendment or repeal of this Article THIRTEENTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article THIRTEENTH shall eliminate or reduce the effect of this Article THIRTEENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article THIRTEENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption. The term “the Equity Sponsors” shall mean each of WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., WLR/GS Master Co-Investment, L.P., Carlyle Partners V, L.P., Carlyle Partners V-A, L.P., CP V Coinvestment A, L.P., CP V Coinvestment B, L.P., Carlyle Strategic Partners II, L.P., CSP II Co-Investment, L.P., Carlyle Financial Services BU, L.P., Centerbridge Capital Partners, L.P., Centerbridge Capital Partners SBS, L.P., Centerbridge Capital Partners Strategic, L.P., CB BU Investors, L.L.C., CB BU Investors II, L.L.C., CB BU Investors III, L.L.C., Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P. and Blackstone Participation Partnership V L.P. and their respective affiliates and subsidiaries (other than the Corporation and its subsidiaries).~~

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~~FOURTEENTH~~THIRTEENTH. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law).

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this ~~second~~ ________ day of ~~February, 2011~~ _____________, 2016.

BANKUNITED, INC.

By:    ________________________
Name:    John A. Kanas

Title:	Chairman, President and Chief Executive Officer

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statment and Annual Report on Form 10-K is/are available at www.proxyvote.com

BANKUNITED, INC.
Annual Meeting of Stockholders
May 18, 2016 10:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John Kanas and Rajinder Singh, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BankUnited, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. Eastern Time on May 18, 2016, at the BankUnited Corporate Center, Building 3, Social Events Room, 7815 NW 148th Street, Miami Lakes, FL 33016, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000283119_2 R1.0.1.25

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BANKUNITED, INC.
ATTN: SUSAN WRIGHT GREENFIELD
14817 OAK LANE
MIAMI LAKES, FL 33016

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 John A. Kanas	02 Rajinder P. Singh	03 Tere Blanca	04 Eugene F. DeMark	05 Michael J. Dowling
06 Douglas J. Pauls	07 A. Gail Prudenti	08 Sanjiv Sobti, Ph.D.	09 A. Robert Towbin	10 Lynne Wines

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors does not have a recommendation for voting on the following proposal:

NOTE: To consider such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000283119_1 R1.0.1.25

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